Exhibit 4

                     REVOLVING CREDIT AND SECURITY AGREEMENT

     REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of March 17, 2000 among CORPORATE RECEIVABLES CORPORATION, CITIBANK, N.A., the other Secondary Lenders (as hereinafter defined) from time to time parties hereto, CITICORP NORTH AMERICA, INC., as agent for the Lender (as hereinafter defined) and the Secondary Lenders (in such capacity, together with its successors and assigns, the "Agent") and BELMAR CAPITAL FUND LLC (together with its permitted successors and assigns, the "Borrower").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Borrower desires that the Lender and the Secondary Lenders from time to time make advances to the Borrower on the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, the Lender and the Secondary Lenders are willing to make such advances to the Borrower for such purposes on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                   Article I
                      DEFINITIONS AND RULES OF CONSTRUCTION

     SECTION 1.01. Definitions.
                   ------------
     As used in this Agreement, the following terms shall have the meanings indicated:

     "Advance" means each borrowing by the Borrower pursuant to Article II.

     "Advance Note" means each promissory note issued by the Borrower to CRC and each Secondary Lender evidencing the Advances (or portions of the Advances) made to the Borrower by CRC or any Secondary Lender, substantially in the form of Exhibit A hereto, as the same may from time to time be amended, supplemented, waived or modified.

     "Adverse Claim" means any Lien in, of or on any Person's assets or properties in favor of any other Person, other than (i) any such Lien of any Secured Party created by or pursuant to this Agreement or the Control Agreement, or (ii) other than in respect of the Company Shares credited to the Related Swap Collateral Account, the first priority security interest of the Related Swap Counterparty in such Company Shares.

     "Adviser" means the Fund Adviser and the Portfolio Adviser.

     "Advisory Agreements" means the Fund Advisory Agreement and the Portfolio Advisory Agreement.

     "Affiliate" means, in respect of a referenced Person (a) another Person controlling, controlled by or under common control with such referenced Person (which in the case of CRC and the Agent, shall also include any Person who has a relationship to the Agent comparable to that of CRC) or (b) any officer (exclusive of a "ministerial officer" with no authority to bind a Person), director or member of or partner in the referenced Person. The terms "control," "controlling," "controlled" and the like shall mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise.

     "Agent" shall have the meaning assigned to such term in the introduction to this Agreement.

     "Agent's Account" means the special account (account number 40517805, ABA No. 021000089) of the Agent maintained at the office of Citibank at its Principal Office or to such other account in the United States as the Agent shall designate in writing to the Borrower.

     "Agreement" means this Agreement, as the same may from time to time be amended, supplemented, waived or modified.

     "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

     (i) the Base Rate;

     (ii) one-half of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case, adjusted to the nearest 1/16 of one percent or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent; and

     (iii) one half of one percent per annum above the Federal Funds Rate.

     "AMEX" means the American Stock Exchange.

     "Applicable Law" means any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its property is bound.

     "Applicable Margin" means, with respect to the Eurodollar Rate, 0.75% per annum; provided, however, that during the continuance of any Event of Default the "Applicable Margin" shall be 2.00% per annum, provided, further, that during any period that Yield in respect of any Advance is computed by reference to the Post-Default Rate, the "Applicable Margin" applicable to such advance during such period shall be deemed to be zero.

     "Asset" means in respect of any Person, a collective reference to all items which would be classified as an "asset" on the balance sheet of such Person in accordance with GAAP.

     "Asset Purchase Agreement" means the Asset Purchase Agreement entered into by a Secondary Lender (other than Citibank) concurrently with the Assignment and Acceptance pursuant to which it became party to this Agreement.

     "Asset Value" means, as of any date of determination, (a) with respect to a Company Share, an amount equal to the NAV per Company Share determined in accordance with the Company Management Agreement in effect on the Closing Date,
(b) with respect to Eligible Securities, the Value of such Eligible Securities computed in the manner as such Value is required to be computed by the Portfolio in accordance with the procedures for fair valuation established by the Board of Trustees of the Portfolio and in accordance with Applicable Law, and (c) with respect to any Cash Equivalent, the fair market value of such Cash Equivalent as determined by the Fund Adviser in accordance with the Fund Advisory Agreement in effect on the Closing Date.

     "Assigned  Collateral"  shall  have the  meaning  assigned  to such term in
Section 7.01.

     "Assignee Rate" means in respect of any Advance for any Settlement Period an interest rate per annum equal to the Applicable Margin above the Eurodollar Rate for such Settlement Period; provided, however, that in case of:

          (i) any Settlement Period on or prior to the first day of which a Lender (other than CRC) or Secondary Lender shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or Secondary Lender to fund such advance at the Assignee Rate set forth above (and such Secondary Lender shall not have subsequently notified the Agent that such circumstances no longer exist),

          (ii) any Settlement Period of one to (and including) 27 days,

          (iii) any Settlement Period as to which the Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Settlement Period, that such Advances will not be funded by issuance of commercial paper, or

          (iv) any Settlement Period for which the aggregate principal amount of the outstanding Advances is less than $500,000,

the "Assignee Rate" for such Settlement Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Settlement Period.

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

     "Assignment and Acceptance" means the Assignment and Acceptance, in substantially the form of Exhibit C hereto, entered into by a Secondary Lender, an Eligible Assignee and the Agent, as accepted and consented to by the Borrower, pursuant to which such Eligible Assignee may become a party to this Agreement.

     "Authority" means any governmental or quasi-governmental authority, whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

     "Base Rate" means the rate of interest from time to time announced publicly by Citibank at its Principal Office as its base rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of Citibank.

     "BMR" means Boston Management and Research, a business trust established under the laws of the Commonwealth of Massachusetts, together with its permitted successors and assigns.

     "Borrower" shall have the meaning assigned to such term in the introduction to this Agreement.

     "Borrower Assets" means the Assets of the Borrower.

     "Borrower Obligations" means all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party under or in connection with this Agreement, the Advance Notes, the Letter Agreement, the Asset Purchase Agreement or any other Program Document, including without limitation, all amounts payable by the Borrower in respect of the Advances, with interest thereon, and the amounts payable under Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.11, 2.12, 2.13, 7.04(b), 9.03 and 9.04 of this
Agreement.

     "Borrower Shares" means the limited liability company interests in the Borrower in the form of shares issued by the Borrower from time to time, and includes a fraction of a share as well as a whole share.

     "Borrower's Account" means Account No. 4945 and ABA No. __________ maintained with Investors Bank & Trust Company, Reference Belmar Capital Fund LLC or such other account as the Borrower shall designate in writing to the Agent.

     "Borrower's Proportional Share" means (i) in respect of any amount relating to the Company, an amount equal to the product of (x) such amount, and (y) a fraction, expressed as a percentage, the numerator of which is the aggregate Asset Value of the Company Shares issued to the Borrower, and the denominator is the aggregate Asset Value of all Company Shares, and (ii) in respect of any amount relating to the Portfolio, an amount equal to the product of (x) such amount, (y) a fraction, expressed as a percentage, the numerator of which is the aggregate Asset Value of the Portfolio Interests issued to the Company, and the denominator is the aggregate Asset Value of all Portfolio Interests, and (z) a fraction, expressed as a percentage, the numerator of which is the aggregate Asset Value of the Company Shares issued to the Borrower, and the denominator of which is the aggregate Asset Value of all Company Shares.

     "Borrowing Base" means on the date any determination thereof is made, an amount equal to the aggregate Asset Value of all Eligible Collateral held in or credited to the Collateral Account in accordance with the Control Agreement less the sum of (i) the aggregate Asset Value of all Eligible Collateral in which the Agent does not have a valid and perfected first priority security interest therein, free and clear of all Adverse Claims, and (ii) the NAV of Portfolio Interest scheduled to be redeemed as a consequence of redemptions initiated on or prior to such date by holders of Company Shares or Portfolio Interests except to the extent the potential effect of such redemptions has been fully reflected in the NAV of the Portfolio. For the avoidance of doubt, the Company Shares credited to the Related Swap Collateral Account shall be excluded from the calculation of the Borrowing Base.

     "Borrowing Base Test" means as of any date of determination that the Borrowing Base shall be at least equal to the product of (i) Credits Outstanding, and (ii) two (2).

     "Borrowing Date" shall have the meaning assigned to such term in Section 2.02(a).

     "Business Day" means any day on which (i) banks are not authorized or required to close in New York City, and (ii) if this definition of "Business Day" is utilized in connection with a Eurodollar Advance, any such day described in the immediately preceding clause (i) on which dealings are carried out in the London interbank market.

     "Capital  Account" shall have the meaning  assigned to such term in Article
6.1 of the Company Management Agreement in effect on the Closing Date together with any successor account or accounts.

     "Cash Equivalents" means (a) cash and (b) investments with maturity dates not later than the date ninety (90) days after the purchase thereof which are:
(i)  U.S.   Government   Securities  (other  than  Federal  Home  Loan  Mortgage
participation certificates), (ii) debt securities and other money market instruments rated at least "A-1+" by S&P or "P-1" by Moody's, (iii) time deposits with, including certificates of deposit issued by, any office of any U.S. bank or trust company or U.S. branch or agency of a non-U.S. bank or trust company, in each case, whose certificates of deposit are rated at least "AA-" by S&P or "Aa3" by Moody's.

     "Citibank" means Citibank, N.A.

     "Closing Date" means the first date on which the conditions precedent specified in Section 3.01 shall have been fully satisfied.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

     "Collateral Account" shall have the meaning assigned to such term in the Control Agreement.

     "Committed Advance" shall have the meaning assigned to such term in Section 2.02(b).

     "Company" means Belvedere Capital Fund Company LLC, a Massachusetts limited liability company, together with its permitted successors and assigns.

     "Company Custodial Agreement" means the Custody and Transfer Agency Agreement dated as of March 31, 1997 between the Company and the Custodian, as the same may from time to time be amended, supplemented, waived or modified as permitted under the Program Documents.

     "Company Management Agreement" means the Amended and Restated Operating Agreement dated as of May 14, 1997 between the Company Manager and the shareholders of the Company, as amended in the First Amendment to the Amended and Restated Operating Agreement dated February 4, 1999 and prior to the Closing Date, as the same may be amended, supplemented, waived or modified, including any replacement management agreement between the Company and any successor Company Manager permitted under the Program Documents.

     "Company Manager" means BMR as manager under the Company Management Agreement, together with its permitted successors and assigns.

     "Company Shares" means the limited liability company interests in the Company in the form of shares issued by the Company from time to time, and includes a fraction of a share as well as a whole share.

     "Control Agreement" means the Control Agreement, dated as of the date hereof among the Borrower, the Agent and the Custodian, as the same may from time to time be amended, supplemented, waived or modified.

     "CP Rate" for each day during a Settlement Period for any Advance funded by CRC means to the extent CRC funds such Advance (or portion thereof) on such day by issuing commercial paper notes, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by CRC from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those commercial paper notes issued by CRC that are allocated, in whole or in part, by the Agent (on behalf of CRC) to fund the making or maintenance of such Advance (or portion thereof) on such day as determined by the Agent (on behalf of CRC) and reported to the Borrower, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper notes in an amount not to exceed 0.05% per annum of the face amount of such commercial paper notes; provided, however, that if any component of such rate is a discount rate, in calculating the "CP Rate" for such day the Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

    "CRC" means Corporate Receivables Corporation, together with its successors and assigns that constitute special purpose entities that issue commercial paper notes or other debt securities.

     "Credits Outstanding" means at any time a determination thereof is made, an amount equal to (i) the outstanding principal amount of all Advances, and (ii) the Yield that would accrue on the outstanding principal amount of the Advances through the forty-five (45) day period following such date of determination computed by reference to the Assignee Rate for a thirty (30) day period in effect as of the time of determination.

     "Custodial Agreements" means the Fund Custodial Agreement, the Company Custodial Agreement and the Portfolio Custodial Agreement.

     "Custodian"  means Investors Bank & Trust Company,  a  Massachusetts  trust
company,  as  custodian  under  the  Custodial   Agreements  and  as  securities
intermediary under the Control Agreement.

     "Debt" means with respect to any Person, at any date, without  duplication,
(i) all obligations of such Person for borrowed money, including without limitation, reimbursement obligations relating to letters of credit, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) payment obligations, fixed or contingent, under investment, financial derivative or similar contracts (other than covered short sales); and (vii) all Debt of others Guaranteed by such Person.

     "Declaration of Trust" means the Declaration of Trust of the Portfolio dated as of October 23, 1995, as amended prior to the Closing Date, as the same may from time to time be further amended, supplemented, waived or modified.

     "Default" means any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.

     "Default Notice" shall have the meaning assigned to such term in the Control Agreement.

     "Derivatives Transaction" means any financial futures contract, option, forward contract, warrant, swap, swaption, collar, floor, cap and other agreement, instrument and derivative and other transactions of a similar nature (whether currency linked, index linked, insurance risk linked, credit risk linked or otherwise).

     "Dollars" and "$" mean lawful money of the United States of America.

     "Eaton Vance" means Eaton Vance Management, a business trust established under the laws of the Commonwealth of Massachusetts, together with its permitted successors and assigns.

     "Eligible Assignee" means Citicorp North America, Inc., Citibank, any of their respective Affiliates, any Person managed by Citibank, Citicorp North America, Inc. or any of their respective Affiliates, or any financial or other institution acceptable to the Agent.

     "Eligible Collateral" means at any time any Assigned Collateral which constitutes Company Shares or Cash Equivalents.

     "Eligible Security" means (a) an equity security: (i) which is listed on the NYSE, AMEX or NASDAQ or which is issued by a company included in the Morgan Stanley Capital International Europe, Australia, Far East (EAFE) Index, (ii) which at the time such security becomes an Asset of the Portfolio, had a per share trading price of at least $10.00, and (iii) which at the time such security becomes an Asset of the Portfolio, was issued by an issuer having an equity market capitalization of at least $500,000,000, and (b) any security which is convertible or exchangeable into securities meeting the criteria set forth in clause (a) above.

     "E-Mail  Report"  shall have the  meaning  assigned to such term in Section
9.15.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "Eurocurrency Liabilities" shall have the meaning assigned to such term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Eurodollar Additional Yield" means additional Yield on the outstanding principal of each Advance during the Settlement Period in respect of such Advance in respect of which Yield is computed by reference to the Eurodollar Rate, for such Settlement Period, at a rate per annum equal at all times during such Settlement Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Settlement Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to one-hundred percent (100%) minus the Eurodollar Rate Reserve Percentage of the Lender or a Secondary Lender, as the case may be, for such Settlement Period.

     "Eurodollar Rate" means, for any Advance for any Settlement Period, an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two (2) Business Days before the first day of such Settlement Period in an amount substantially equal to the outstanding principal amount of such Advance on such first day and for a period equal to such Settlement Period.

     "Eurodollar Rate Advance" means an Advance the Yield on which is computed with reference to the Eurodollar Rate.

     "Eurodollar Rate Reserve Percentage" for any Settlement Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Settlement Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Settlement Period during which any such percentage shall be

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

so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for the Lender or any Secondary Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term comparable to such Settlement Period.

     "EVD" means Eaton Vance Distributors, Inc., together with its permitted successors and assigns or any successor entity entitled to any servicing fee or distribution fee from the Borrower; provided, that the term "EVD" shall not be deemed to include any sub-agent of EVD.

     "Event of Default" means any of the events, acts or occurrences set forth in Section 6.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Citibank from three Federal funds brokers of recognized standing selected by it.

     "Fee Letter" means that certain letter agreement dated the date hereof between the Borrower and the Agent, as the same may from time to time be amended, supplemented, waived or modified.

     "Formal Position" includes, in respect of any Taxing Authority, any written law, rule, regulation or ruling of general application by such Taxing Authority, any judicial decision, order, ruling, technical advice or similar determination by such Taxing Authority addressing a substantially similar factual situation, and any proposed determination by such Taxing Authority in respect of any Subject Entity or any holder of Borrower Shares.

     "Fund Adviser" means BMR in its capacity as investment adviser under the Fund Advisory Agreement, together with its permitted successors and assigns.

     "Fund Advisory Agreement" means the Investment Advisory and Administration Agreement dated March 10, 2000 between the Fund Adviser and the Borrower, as the same may be amended, supplemented, waived or modified as permitted under the Program Documents, including any replacement investment advisory agreement between the Borrower and any successor Fund Adviser permitted under the Program Documents.

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
     "Fund Custodial Agreement" means the Custody and Transfer Agency Agreement dated as of December 15, 1999 between the Borrower and the Custodian, as the same may from time to time be amended, supplemented, waived or modified as permitted under the Program Documents.

     "Fund Management Agreement" means the Limited Liability Company Agreement dated March 17, 2000 between the Fund Manager and the shareholders of the Borrower, as the same may be amended, supplemented, waived or modified as permitted under the Program Documents, including any replacement management agreement between the Borrower and any successor Fund Manager permitted under the Program Documents.

     "Fund Manager" means Eaton Vance as manager under the Fund Management Agreement, together with its permitted successors and assigns.

     "GAAP" means generally accepted accounting principles in the United States, in effect from time to time, consistently applied.

     "Governmental Authorizations" means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

     "Governmental Filings" means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing with all Authorities.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Interim Appointee" shall have the meaning assigned to such term in Section 6.01(i).

     "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

     "Investment Policies and Restrictions" means in respect of any Subject Entity, the provisions dealing with investment policies, distributions, investment restrictions, redemptions and leverage as set forth in such Subject Entity's Offering Materials in effect on the Closing Date, as modified as permitted under this Agreement.

     "Investor Report" means the Investor Report of the Borrower substantially in the form of Schedule I hereto.

     "Law"  means  any  action,  code,  consent  decree,  constitution,  decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Authority, or any particular section, part or provision thereof.

     "Lender" means CRC, together with all Persons which acquire any interest in any Advance under the Asset Purchase Agreement.

     "Lender  Termination Date" means the date which is the earliest to occur of
(i) March 16, 2001 or such later date as shall be agreed to in writing by the Borrower and the Agent, (ii) the date which is one (1) Business Day prior to the Secondary Lender Stated Expiration Date, and (iii) the date on which the Total Commitment shall terminate pursuant to Section 2.10 or Section 6.01. "Letter
Agreement" means the Letter Agreement dated as of the date hereof among Eaton Vance, BMR and the Agent on behalf of the Secured Parties, as the same may from time to time be amended, supplemented, waived or modified.

     "Letter Reviewing Investor Reports" means a letter prepared by the Borrower's independent public accountants substantially in the form of Exhibit D hereto.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

     "Liquidation Fee" means, in respect of any Advance for any Settlement Period during which the principal on such Advance is repaid by the Borrower in whole or in part, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Settlement Period) which would have accrued during such Settlement Period on the reduction of the outstanding principal amount of such Advance relating to such Settlement Period had such reductions remained as outstanding principal, exceeds (ii) that income, if any, received by the Lender's investing the proceeds of such reductions of principal.

     "Management Agreements" means the Fund Management Agreement and the Company Management Agreement.

     "Manager" means the Company Manager and the Fund Manager.

     "Material Adverse Effect" means a material adverse effect on (i) the ability of the Borrower or the Custodian to perform its obligations under this Agreement or any other Program Document, (ii) any Secured Party's right, title and interest in the Assigned Collateral or on the rights and remedies of any Secured Party under any Program Document, including without limitation the Secured Parties' right to cause at any time following an Event of Default the redemption of the Company Shares issued to the Borrower and a pro rata portion of the Portfolio Interest of the Company and to receive cash or Eligible Securities (other than Prohibited Securities) with an Asset Value equal to the Asset Value of the Company Shares issued to the Borrower, or (iii) the business, financial position, operations, Assets or properties of the Borrower.

     "Maturity Date" means (i) with respect to any Advance made by the Lender, the Lender Termination Date (or if such day is not a Business Day, the Business Day immediately preceding such date) or such earlier date as provided in Section 6.01, and (ii) with respect to any Advance made by a Secondary Lender, the date which is seven (7) years after the Closing Date (or if such day is not a Business Day, the Business Day immediately preceding such date) or such earlier date as provided in Section 6.01.

     "Moody's"  means  Moody's  Investors  Service,   Inc.,  together  with  its
successors.

     "NASDAQ" means the Nasdaq National Market.

     "NAV" means, as of any date a determination is made (i) with respect to the Borrower or the Company, the net asset value of the Borrower or the Company, as the case may be, computed in the manner such value is required to be computed by the Borrower or the Company, as the case may be, in accordance with its Management Agreement in effect on the Closing Date, and (ii) in respect of the Portfolio, the net asset value of the Portfolio computed in accordance with the procedures for the fair valuation of the Portfolio Assets as established by its Board of Trustees and in accordance with Applicable Law.

     "Notice of  Borrowing"  shall  have the  meaning  assigned  to such term in
Section 2.02(a).

     "NYSE" means the New York Stock Exchange.

     "Offering Materials" means (i) in respect of the Portfolio, the Portfolio's registration statement on Form N-1A, as amended (or any successor SEC form), and
(ii) in respect of the Company and the Borrower, the Private Placement Memorandum of the Company and the Borrower and the addendums, supplements and information statements incorporated by reference therein, if any, as the same may from time to time be amended supplemented, waived or modified.

     "Percentage" of any Secondary Lender means, (a) with respect to Citibank, the percentage set forth on the signature page to this Agreement, or such amount as adjusted by any Assignment and Acceptance entered into with an Eligible Assignee, or (b) with respect to a Secondary Lender that has entered into an Assignment and Acceptance, the amount set forth therein as such Secondary Lender's Percentage, or such amount as adjusted by an Assignment and Acceptance entered into between such Secondary Lender and an Eligible Assignee.

     "Permitted Debt" means (a) in respect of the Borrower, (i) Debt arising under this Agreement owing to the Secured Parties, (ii) accrued expenses and current trade accounts payable incurred in the ordinary course of the Borrower's business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings, (iii) fee and expense obligations to the Fund Custodian, EVD, the Fund Manager and the Fund Adviser providing services to the Borrower arising in the ordinary course of the Borrower's business which are not overdue for a period in excess of thirty (30) days, and (iv) Debt (other than Debt for borrowed money) arising in connection with the transactions in the ordinary course of the Borrower's business in connection with its purchasing of securities, Derivatives Transactions (including Related Swaps), reverse repurchase agreements or dollar rolls to the extent such transactions are permitted under the Borrower's Investment Policies and Restrictions; (b) in respect of the Company, (i) fee and expense obligations to the Custodian under the Company Custodial Agreement and to the Company Manager under the Company Management Agreement which are not overdue for a period in excess of thirty (30) days, (ii) Debt (other than Debt for borrowed money) arising in the ordinary course of the Company's business in connection with Derivative Transactions permitted by the Company's Investment Policies and Restrictions, and (iii) unsecured Debt for short-term borrowings, to the extent such Debt does not result in an event of the type specified in clause (r) of Section 6.01, and (c) in respect of the Portfolio, (i) accrued expenses and current trade accounts payable incurred in the ordinary course of the Portfolio's business which are not overdue for a period of more than thirty
(30) days or which are being contested in good faith by appropriate proceedings,
(ii) fee and expense obligations to the Portfolio Custodian, EVD, the Portfolio Adviser and other similar agents which are providing services in respect of the Portfolio's Assets arising in the ordinary course of the Portfolio's business which are not overdue for a period in excess of thirty (30) days; (iii) Debt (other than Debt for borrowed money) arising in connection with the transactions in the ordinary course of the Portfolio's business in connection with its purchasing of securities, Derivatives Transactions, reverse repurchase agreements or dollar rolls to the extent such transactions are permitted under the Portfolio's Investment Policies and Restrictions, and (iv) unsecured Debt for short-term borrowings to temporarily satisfy redemption requests permitted under this Agreement or to settle securities transactions; provided, that, (y) the amount of such Debt for such short-term borrowings shall not exceed the amounts permitted by the Investment Company Act and the Offering Materials of the Portfolio in effect on the Closing Date, and (z) in connection with such Debt, no restrictions are imposed upon any holder of any Portfolio Interest to at any time redeem all or any portion of such Portfolio Interest as contemplated by Section 4.01(w).

     "Permitted Liens" means in respect of any Asset of a Subject Entity (i) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on such Subject Entity's books, and (ii) Liens incidental to the conduct of such Subject Entity's business securing the performance of fee and expense obligations to the Custodian and other similar agents which are providing services in respect of such Subject Entity's Assets arising in the ordinary course of such Subject Entity's business which are not overdue for a period in excess of thirty (30) days. For the avoidance of doubt, a Lien on any Borrower Asset in connection with any Debt which is not Permitted Debt is not a Permitted Lien.

     "Person" means an individual or a corporation (including a business trust), partnership, limited liability company, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is subject to Title IV of ERISA.

     "Portfolio" means the Tax-Managed Growth Portfolio, a diversified open-end management investment company, together with its permitted successors and assigns.

     "Portfolio Adviser" means BMR in its capacity as investment adviser under the Portfolio Advisory Agreement, together with its permitted successors and assigns.

     "Portfolio Advisory Agreement" means the Investment Advisory Agreement dated as of October 23, 1995 between the Portfolio Adviser and the Portfolio, as the same may from time to time be amended, supplemented, waived or modified, including any replacement investment management agreement between the Portfolio and any successor Portfolio Adviser.

     "Portfolio Custodial Agreement" means the Master Custodian Agreement between Eaton Vance Group of Funds and the Custodian to which the Portfolio became a party on October 23, 1995, as the same may from time to time be amended, supplemented, waived or modified.

     "Portfolio Interest" shall have the meaning assigned to the term "Interest" in the Declaration of Trust in effect on the Closing Date.

     "Post-Default Rate" means in respect of all amounts payable to any Secured Party under any Program Document not paid when due (whether at stated maturity, by acceleration or otherwise), including, without limitation, the principal and Yield on any Advance not paid when due, a rate per annum during the period commencing on the due date until such amount is paid in full equal to (a) in the case of any principal or Yield on such Advance, the rate at which the Yield in respect of such Advance is then applicable plus two percent (2%) and (b) in the case of other overdue amounts, the Alternate Base Rate then in effect plus two percent (2%).

     "Principal Office" means the principal office of Citibank presently located at 399 Park Avenue, New York, New York.

     "Private Authorizations" means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Authorities) including, without limitation, those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

     "Proceeds" shall have, with reference to any asset or property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.

     "Program Documents" means this Agreement, the Advance Notes, the Letter Agreement, the Asset Purchase Agreement, the Control Agreement, Advisory Agreements, the Management Agreements, the Declaration of Trust, the Custodial Agreements, the Fee Letter and the other agreements, documents and instruments entered into or delivered in connection herewith or therewith.

     "Prohibited Security" means any Restricted Security that is not eligible for current sale under Rule 144 of the Securities Act. Restricted Securities that can be sold under Rule 144 subject to volume limitations are, for purposes of this definition, treated as "eligible for current sale" if the volume limitations imposed by Rule 144 permit sale of the position over a period of not more than three (3) Business Days.

     "Qualifying Assets" means investments of the Borrower held either directly or through a controlled Subsidiary that do not constitute "stock and securities" that are "held for investment" as such terms are defined in Section 351 of the Code and Treasury Regulation Section 1.351-1(c).

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Related Swap" means an interest-rate swap entered into by the Borrower with a counterparty (the "Related Swap Counterparty") in respect of the Yield payable on the outstanding Advances.

     "Related Swap Counterparty" shall have the meaning assigned to such term in the definition of the term "Related Swap".

     "Related Swap Control Agreement" means the Related Swap Control Agreement among the Related Swap Counterparty, the Borrower and the Custodian, in substantially the form of Exhibit E hereto, as amended from time to time with the consent of the Agent (which consent shall not be unreasonably withheld).

     "Related Swap Collateral Account" shall have the meaning assigned to such term in the Related Swap Control Agreement.

     "Responsible Officer" means with respect to any Person, such Person's president or any one of its vice presidents, its treasurer or any one of its assistant treasurers.

     "Restricted Payments" means, in respect of the Borrower, (a) the payment of any dividend or the declaration of any distribution (other than distributions payable solely in shares of beneficial interest in such Person) on, or the payment on account of, or the setting apart of assets for the purchase, redemption, retirement or other acquisition of any shares of beneficial interest in such Person, whether now or hereafter outstanding, either directly or indirectly, whether in cash or property or in obligations of such Person, including through the redemption of shares, and (b) the payment of fees and indemnities or any other amount (other than expenses incurred in the ordinary course of business) payable to any Adviser, EVD, the Related Swap Counterparty or any Manager; provided, however, that the term Restricted Payment shall not be deemed to include any payment to the Related Swap Counterparty from the liquidation or redemption of any Company Share credited to the Related Swap Collateral Account.

     "Restricted Security" has the meaning assigned to that term under Rule 144.

     "Rule 144" means Rule 144 promulgated by the SEC under the Securities Act, as amended and from time to time in effect, or any successor regulatory provision.

     "S&P" means Standard & Poor's Ratings Group, together with its successors.

     "SEC" means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Securities Act, the Investment Company Act or the Exchange Act.

     "Secondary Lender Commitment" means (a) with respect to Citibank, an amount equal to the Total Commitment, as such amount shall be reduced by any Assignment and Acceptance entered into between Citibank and an Eligible Assignee, or (b) with respect to a Secondary Lender that has entered into an Assignment and Acceptance, the amount set forth therein as such Secondary Lender's "Secondary Lender Commitment", in each case as such amount may be reduced by an Assignment and Acceptance entered into between such Secondary Lender and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Total Commitment pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Secondary Lender's Secondary Lender Commitment.

     "Secondary Lenders" means Citibank and each Eligible Assignee that becomes a party to this Agreement pursuant to Section 9.06. "Secondary Lender Stated Expiration Date" means March 16, 2001, unless, prior to such date (or the date so extended pursuant to this clause), upon the Borrower's request, made not more than sixty (60) days nor less than thirty (30) days prior to the then current Secondary Lender Stated Expiration Date, one or more Secondary Lenders having 100% of the Total Commitment shall in their sole discretion consent, which consent shall be given not less than twenty (20) days prior to the then current Secondary Lender Stated Expiration Date (the date any such consent is given, the "Extension Date"), to the extension of the Secondary Lender Stated Expiration Date to the date occurring 364 days after such Extension Date; provided, however, that any failure of any Secondary Lender to respond to the Borrower's request for such extension shall be deemed a denial of such request by such Secondary Lender.

     "Secondary Lender Termination Date" means the earlier of (a) the Secondary Lender Stated Expiration Date, and (b) the date the Total Commitment shall terminate pursuant to Section 2.10 or Section 6.01.

     "Secured Parties" means the Agent, the Lender, the Secondary Lenders and their respective successors and assigns.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.

     "Settlement Date" means the date which is two (2) Business Days after the end of each Settlement Period.

     "Settlement Period" means in respect of any Advance:

     (a) in the case of any Settlement Period in respect of which Yield is computed by reference to the CP Rate, the period beginning on the date such Advance was made and ending on the last day of the calendar month in which such Advance was made and thereafter each successive period commencing on the first day of each calendar month during the term of this Agreement and ending on the last day of such calendar month during the term of this Agreement; provided, however, that in the case of any Settlement Period for any Advance which commences before the Maturity Date for such Advance and would otherwise end on a date occurring after such Maturity Date, such Settlement Period shall end on such Maturity Date and the duration of each Settlement Period which commences on or after the Maturity Date for such Advance may be any period (including, without limitation, a period of one day) as shall be selected from time to time by the Agent;

     (b) in the case of any Settlement Period in respect of which Yield is computed by reference to the Assignee Rate, the period beginning on the date such Advance was made and ending on the last day of the calendar month in which such Advance was made and thereafter each successive period commencing on the first day of each calendar month during the term of this Agreement and ending on the last day of such calendar month during the term of this Agreement; provided, however, that any Settlement Period which is other than the monthly Settlement Period shall be of such duration as shall be selected by the Agent; and

     (c) in the case of any Settlement Period in respect of which Yield is computed by reference to the Alternate Base Rate, such Settlement Period shall be of such duration as shall be selected by the Agent.

     "Stock Power" shall have the meaning assigned to such term in the Control Agreement.

     "Subject Entities" means the Borrower, the Company and the Portfolio.

     "Subsidiary" means, with respect to any Person, at any date, any corporation, partnership, limited liability company or other entity which is directly or indirectly controlled by such Person or in respect of which at least 51% of the outstanding shares of capital stock or other equity, partnership or membership interests having ordinary voting power is at the time, directly or indirectly, owned by such Person, including, without limitation, any subsidiaries which are consolidated with such Person in accordance with GAAP in effect from time to time. The terms "control," "controlling," "controlled" and the like mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise.

     "Taxing Authority" means, in respect of any tax, fee or other governmental charge, any Authority with jurisdiction to administer, collect, enforce or adjudicate issues in respect of, such tax, fee or other governmental charge.

     "Total Commitment" means $225,000,000, as such amount may be reduced pursuant to Section 2.10. References to the unused portion of the Total Commitment shall mean, at any time, the Total Commitment then in effect, minus the outstanding principal amount of the Advances.

     "UCC" means the Uniform Commercial Code, as from time to time in effect in the applicable jurisdictions.

     "U.S.  Government   Securities"  means  any  securities  which  are  direct
obligations of, or obligations the principal and interest on are unconditionally guaranteed by the United States of America or any agency thereof.

     "Value" shall have the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.

     "Weekly  Portfolio  Report" shall have the meaning assigned to such term in
Section 5.01(d)(v).

     "Year 2000 Problem" shall have the meaning assigned to such term in Section 4.01(o).

     "Yield" means for each Advance for each Settlement Period:

     (i) for each day during such Settlement Period to the extent such Advance will be funded on such day by CRC through the issuance of commercial paper notes,

                                   CP x  P  + LF
                                   --------
                                     360

     (ii) for each day during such Settlement Period to the extent such Advance will be funded on such day by the Secondary Lenders or the Lender, other than CRC,

                                   AR x  P  + LF
                                   --------
                                      360
     where:

               AR =   the  Assignee  Rate for such  Advance for such  Settlement
                      Period
               P  =   the outstanding  principal  amount of such Advance on such day

               CP =   the CP Rate for such Advance on such day
               LF =   the  Liquidation  Fee, if any,  for such  Advance for such
                      Settlement Period;

provided, further, that Yield for any Advance shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

     SECTION 1.02. Rules of Construction.
                   ----------------------
     For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     Singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate.

     The words "herein," "hereof" and "hereunder" and other words of similar import used herein refer to this Agreement as a whole and not to any particular appendix, article, schedule, section, paragraph, clause, exhibit or other subdivision.

     The headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof.

     References in this Agreement to "including" shall mean, including, without limiting, the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

     Each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement.

     SECTION 1.03. Computation of Time Periods.
                   ----------------------------
     Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" both mean "to but excluding".

                                   Article II
                            ADVANCES TO THE BORROWER

     SECTION 2.01. Advance Facility.
                   -----------------
     On the terms and conditions hereinafter set forth, including without limitation, Sections 3.01 and 3.02, CRC may, in its sole discretion, make Advances to the Borrower on any Borrowing Date from the date hereof to the Lender Termination Date. On the terms and conditions hereinafter set forth, including without limitation, Sections 3.01 and 3.02 and during the period from the date hereof to the Secondary Lender Termination Date, the Secondary Lenders shall make Advances to the Borrower, ratably in accordance with their respective Secondary Lender Commitments, to the extent CRC has determined not to make such Advance or if the Lender Termination Date has occurred. Under no circumstances shall CRC or any Secondary Lender be obligated to make any such Advance, to the extent that after giving effect to the making of such Advance the aggregate principal amount of all outstanding Advances would exceed the Total Commitment.

     SECTION 2.02. Making of Advances.
                   ------------------
     (a) The Borrower shall give the Agent written notice (which notice shall be irrevocable and effective only upon receipt by the Agent) of each request for an Advance (each such request a "Notice of Borrowing") not later than 2:00 p.m. (New York City time) on the day which is three (3) Business Days prior to the proposed borrowing date, which notice shall specify (i) the proposed borrowing date therefor (each such date, a "Borrowing Date"), and (ii) the principal amount of the proposed Advance. Any such Notice of Borrowing shall be substantially in the form of Exhibit B hereto, dated the date such request is being made, and otherwise appropriately completed. Each Advance shall be in a principal amount of at least $1,000,000 and in integral multiples of $1,000,000 in excess thereof. During the period prior to the Lender Termination Date, CRC shall promptly notify the Agent whether it has determined to make a proposed Advance and the Agent shall promptly thereafter notify the Borrower whether CRC has determined to make such Advance. If CRC has determined not to make a proposed Advance or if the Lender Termination Date has occurred prior to the Secondary Lender Termination Date, the Agent shall promptly send notice of the proposed Advance to all of the Secondary Lenders concurrently by telecopier, telex or cable specifying the Borrowing Date for such Advance, each Secondary Lender's Percentage multiplied by the principal amount of such Advance and whether the Yield for such Advance is calculated based on the Eurodollar Rate or the Alternate Base Rate. On any Borrowing Date the Lender or the Secondary Lenders shall, subject to the terms and conditions of this Agreement and not later than the close of business on such Borrowing Date, make available to the Borrower at the Borrower's Account the principal amount of the requested Advance in immediately available funds. To the extent not covered by Section 2.08, the Borrower shall indemnify CRC, each Secondary Lender and the Agent against any loss or expense incurred by them as a result of any failure by the Borrower to accept any Advance requested in a Notice of Borrowing or as a result of the failure of the Borrower to receive any Advance requested in a Notice of Borrowing as a result of the failure of any condition precedent to the making of such Advance to be satisfied, including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of funds acquired or requested to fund such Advance.

     (b) The parties hereto agree that on the Maturity Date of the Advances made by CRC (the "CRC Maturity Date") so long as no Default or Event of Default shall have occurred and be continuing on such date, and subject to the other terms and conditions of this Agreement (other than the obligation to deliver a Notice of Borrowing), the Secondary Lenders shall make an Advance (the "Committed Advance") on such date in a principal amount equal to the outstanding principal amount of the Advances funded by CRC, unless on or prior to the second Business Day preceding the CRC Maturity Date the Borrower has delivered a written notice to the Agent stating that it has elected not to receive such Committed Advance. Notwithstanding anything in this Agreement to the contrary, the principal amount of such Committed Advance shall be made ratably by the Secondary Lenders to the Agent's Account and shall constitute a payment in full by the Borrower in respect of the outstanding principal amount of the Advances maturing on the CRC Maturity Date and shall be applied by the Agent on the CRC Maturity Date to the outstanding principal amount of the Advances made by CRC.

     SECTION 2.03. Advance Notes.
                   --------------
     (a) All Advances made by CRC and each Secondary Lender to the Borrower shall be evidenced by separate Advance Notes, with appropriate insertions, which shall (i) be payable to the order of CRC and each Secondary Lender and provide for the payment of the unpaid principal amount of the Advances evidenced thereby on the Maturity Date for such Advances, (ii) require that the Borrower pay Yield on the outstanding principal amount as provided in Section 2.06 hereof, and
(iii) be entitled to the benefits of this Agreement and the other Program Documents. The date and principal amount of each Advance and of each repayment of principal thereon shall be recorded by CRC or the Secondary Lenders, as the case may be, or their designee on Schedule I attached to CRC's or such Secondary Lender's Advance Note and the aggregate unpaid principal amount shown on such schedules shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Advances. The failure to record or any error in recording any such amount on such schedule shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any Advance Note to repay the principal amount of the Advances together with all Yield thereon.

     (b) The Borrower agrees that upon any Eligible Assignee becoming a Secondary Lender hereunder in accordance with Section 9.06, it shall promptly upon the request of the Agent execute and deliver an Advance Note payable to the order of such Secondary Lender and otherwise appropriately completed.

     SECTION 2.04. Maturity of the Advance.
                   ------------------------
     It is understood and agreed that the principal amount of and the unpaid Yield on each outstanding Advance shall be due and payable on the Maturity Date for such Advance.

     SECTION 2.05. Prepayment of the Advances.
                   ---------------------------
     (a) It is understood and agreed that the Borrower shall have the right at any time and from time to time, upon not less than two (2) Business Days' prior written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing) to the Agent specifying the date and amount of such prepayment, to prepay all or a portion of the outstanding Advances, together with unpaid Yield thereon, on a Business Day; provided, that any such prepayment, if a partial prepayment, shall be an integral multiple of $1,000,000 with a minimum amount of $2,000,000.

     (b) If on any date the Borrower is not in full compliance with the Borrowing Base Test, the Borrower shall on such date (I) notify the Agent in writing of such failure to comply, and (II) prepay Advances (and pay Yield thereon) in an amount necessary to cause the Borrower to be in full compliance with the Borrowing Base Test on such date; provided, that to the extent the

Borrower does not have sufficient funds to fully cure such compliance shortfall on such date, then the Borrower shall (i) on such date prepay outstanding Advances in the amount of its available funds; (ii) no later than the close of business on the fifth Business Day following such date prepay Advances in a principal amount (and pay the Yield thereon) at least sufficient to cause the Borrowing Base to be at least equal to the product of (x) 2.05 and (y) Credits Outstanding, as determined on the second Business Day after such original date of non-compliance; and (iii) no later than the close of business on the second Business Day following such original date of non-compliance, deliver to the Agent a certificate, signed by a Responsible Officer of the Borrower, that (1) certifies the amount of the compliance shortfall, (2) certifies that the Borrower has redeemed Company Shares or has entered into corrective trades in order to satisfy the requirements of this Section 2.05(b), and (3) certifies that the requirements of this Section 2.05(b) shall be satisfied on or prior to the fifth Business Day following the first date the Borrower failed to be in compliance with the Borrowing Base Test.

     (c) The amount of each prepayment under this Section 2.05 shall be applied to the Advances in the order in which such Advances were made.

     SECTION 2.06. Yield.
                   ------
     The Borrower hereby agrees to pay the Yield computed with reference to the principal amount of each Advance outstanding from time to time. Yield accruing in respect of any Advance for any Settlement Period shall be due and payable on the Settlement Date immediately succeeding such Settlement Period and as required by Section 2.05. It is the intention of the parties hereto that the Yield on the Advances shall not exceed the maximum rate permissible under applicable law. Accordingly, anything herein or in any Advance Note to the contrary notwithstanding, in the event any Yield is charged to, collected from or received from or on behalf of the Borrower by the Lender or the Secondary Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts owing by the Borrower to the Lender, the Secondary Lenders and the Agent under the Program Documents (other than in respect of principal and Yield on Advances) and then to the reduction of the outstanding principal balance of the Advances.

     SECTION 2.07. Increased Costs.
                   ----------------
     (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements reflected in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any Applicable Law or (ii) the compliance with any guideline or request from any central bank or other Authority charged with the administration, enforcement or interpretation thereof (whether or not having the force of law) there shall be any increase in the cost to the Lender or any Secondary Lender, any entity which enters into a commitment to make or purchase Advances of any interest therein under any Program Document or any of their respective Affiliates (each an "Affected Person") (or any corporation controlling the Lender or any Secondary Lender) of agreeing to make or making, funding or maintaining Eurodollar Rate Advances to the Borrower, then the Borrower shall from time to time, upon demand by the Lender or such Secondary Lender pay to the Agent for the account of the Lender or such Secondary Lender additional amounts (without duplication of any other amounts payable hereunder) sufficient to compensate the Lender or such Secondary Lender for such increased cost. In determining such amount, such Affected Person may use any reasonable averaging and attribution methods, consistent with the averaging and attribution methods generally used by such Affected Person in determining amounts of this type with respect to other borrowers. A certificate as to the amount of such increased cost, submitted to the Borrower by the Lender or such Secondary Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If an Affected Person determines that compliance with any Applicable Law or request from any central bank or other Authority charged with the interpretation or administration thereof (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Affected Person and that the amount of such capital is increased by or based upon the existence of such Affected Person's commitment under the Program Documents or upon such Affected Person's making, funding or maintaining Advances, then, upon demand of such Affected Person (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in light of such circumstances. A certificate setting forth in reasonable detail such amounts submitted to the Borrower by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

     (c) The Affected Person agrees to use reasonable efforts to advise the Borrower promptly of the occurrence of any circumstances giving rise to a claim for reimbursement pursuant to the foregoing Sections 2.07(a) or 2.07(b), but the failure to do so shall not affect or impair the Borrower's obligations thereunder. The Affected Person further agrees that amounts payable as specified in Sections 2.07(a) or 2.07(b) by the Borrower specified in any Certificate referenced in Sections 2.07(a) and 2.07(b) shall be limited to amounts accrued or incurred by such Affected Person during the one hundred and eighty (180) day period preceding the Affected Person's delivery to the Borrower of such certificate.

     (d) The Affected Person agrees that, upon the occurrence of any event giving rise to additional amounts pursuant to Sections 2.07(a) or 2.07(b), it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of the Affected Person) to designate a different lending office; provided, however, that such designation is made on such terms that the Affected Person and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding future consequence of the event giving rise to the operation of any such Section. If such increased costs are not eliminated by any such designation and the applicable Affected Person does not waive payment of such additional amounts, the Agent, may at its sole discretion within sixty (60) days, recommend to the Borrower a replacement Lender or Secondary Lender, as the case may be, not so affected. If after the sixty (60) day period described in the preceding sentence a replacement Lender or Secondary Lender, as the case may be, has not been procured, the Borrower may propose a replacement Lender or Secondary Lender, as the case may be, not so affected and, upon approval of the Agent, the Affected Person shall assign its interests hereunder to such a replacement Lender or Secondary Lender, as the case may be. The parties hereby agree that unless and until the Affected Person to be replaced (i) is paid in full for all amounts due and owing hereunder and under any other Program Document, and (ii) enters into assignment documents with the replacement Lender or Secondary Lender, as the case may be, which are reasonably satisfactory to such Affected Person, it shall have no obligation to assign any of its rights and interests hereunder. Each such Affected Person agrees to take all actions necessary to permit a replacement to succeed to its rights and obligations hereunder. The Borrower agrees to pay all reasonable expenses incurred by the Affected Person in utilizing another lending office of the Affected Person or in assigning its interest pursuant to this Section 2.07(d). Nothing in this Section 2.07(d) shall affect or postpone any of the obligations of the Borrower or the rights of the Affected Person elsewhere herein.

     SECTION 2.08. Compensation.
                   -------------
     The Borrower shall compensate the Lender and each Secondary Lender, upon its written request (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by the Lender and each Secondary Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Advances and any loss sustained by the Lender or any such Secondary Lender in connection with the re-employment of such funds), which the Lender or any such Secondary Lender may sustain: (i) if for any reason (other than a default by the Lender or such Secondary Lender) a borrowing of any Eurodollar Rate Advance by the Borrower does not occur on a date specified therefor in the Notice of Borrowing (whether or not withdrawn), (ii) if any prepayment of any of the Borrower's Eurodollar Rate Advances occurs on a date which is not the last day of a Settlement Period applicable thereto, (iii) if any prepayment of any of the Borrower's Eurodollar Rate Advances is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any other default by the Borrower to repay its Eurodollar Rate Advances when required by the terms of this Agreement.

     SECTION 2.09. Additional Yield on Eurodollar Rate Advances.
                   ---------------------------------------------
     So long as the Lender or any Secondary Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, the Borrower shall pay (without duplication of any other amounts payable hereunder) to the Lender or such Secondary Lender Eurodollar Additional Yield on the principal amount of each outstanding Advance on each date on which Yield is payable on such Advance. Such Eurodollar Additional Yield shall be determined by the Lender or such Secondary Lender and notified to the Borrower through the Agent within thirty (30) days after any Interest payment is made with respect to which such additional Yield is requested. A certificate as to such Eurodollar Additional Yield submitted to the Borrower and the Agent shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.10. Termination or Reduction of the Total Commitment.
                      ----------------------------------------------
     The Borrower may at any time, upon ten (10) days' prior written notice to the Agent terminate in whole or reduce in part the unused portion of the Total Commitment; provided, that each such partial reduction of the Total Commitment shall be in an amount equal to at least $5,000,000 or an integral multiple thereof.

     SECTION 2.11. Rescission or Return of Payment.
                    -------------------------------
     The Borrower further agrees that, if at any time all or any part of any payment theretofore made by it to any Secured Party or their designees is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Subject Entity or any of their respective Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such obligations, all as though such payment had not been made.

     SECTION 2.12. Fees Payable by Borrower.
                   ------------------------
     The Borrower agrees to pay the Agent such fees as are set forth in the Fee Letter.

     SECTION 2.13. Post Default Interest.
                    ---------------------
     The Borrower hereby promises to pay interest on the unpaid principal amount of each Advance and any other amount payable by the Borrower hereunder, in each case, which shall not be paid in full when due, for the period commencing on the due date thereof until but not including the date the same is paid in full at the Post-Default Rate. Interest payable at the Post-Default Rate shall be payable on the Agent's demand.

     SECTION 2.14. Payments.
                   --------

     (a) All amounts owing and payable by the Borrower to the Agent, the Lender or any Secondary Lender, in respect of the Advances, including, without limitation, the principal thereof, Yield, fees, expenses or other amounts payable under the Program Documents, shall be paid in Dollars, in immediately available funds on or prior to 11:00 a.m. (New York City time) on the date due without counterclaim, setoff, deduction, defense, abatement, suspension or deferment to the Agent's Account. Any payment paid after 11:00 a.m. (New York City time) on any day shall be deemed to have been made on the next Business Day for all purposes of this Agreement.

     (b) All computations of interest at the Post-Default Rate and all computations of Yield, fees and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

     (c) Subject to Section 7.03(a), upon receipt of funds deposited into the Agent's Account, the Agent shall distribute such funds, first to the Lender and the Secondary Lenders in payment in full of all accrued and unpaid Yield owing to the Lender and Secondary Lenders, second to the Lender, the Secondary Lenders or the Agent in payment of any other fees or other amounts owed by the Borrower to the Lender, the Secondary Lenders and the Agent under this Agreement and the other Program Documents (other than in respect of the principal amount of the Advances), and third to the payment of the principal amount of the Advances.

SECTION 2.15.     Borrower's Obligations Absolute.
                  -------------------------------
     The Borrower's obligations under this Agreement and under the other Program Documents shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, the Lender, any Secondary Lender or any other Person.


                                  Article III
                              CONDITIONS PRECEDENT

     SECTION 3.01. Conditions Precedent to the Effectiveness of this Agreement.
                   -----------------------------------------------------------
     The effectiveness of this Agreement and the Lender's and the Secondary Lender's obligations hereunder shall be subject to the conditions precedent that the Agent shall have received on or before the initial Borrowing Date the following, each such agreement, document, instrument, certificate and opinion (unless otherwise indicated) in form and substance reasonably satisfactory to the Agent in sufficient copies for the Lender and the Secondary Lenders:

     (a) each of the Program Documents duly executed and delivered by the parties thereto;

     (b) the Offering Materials of each Subject Entity, as in effect on the Closing Date;

     (c) the signed opinions of counsel to each Subject Entity, Eaton Vance and BMR addressed to the Agent, the Lender and each Secondary Lender as to such matters as the Agent, the Lender and such Secondary Lender shall have reasonably requested;

     (d) an Advance Note duly executed and completed by the Borrower to CRC and Citibank, which shall be in full force and effect;

     (e) all Governmental Authorizations, Private Authorizations and Governmental Filings, if any, which may be required in connection with the transactions contemplated by the Program Documents, including without limitation
(i) all consents required under Section 4.7 of the Company Management Agreement, and (ii) a Form FR G-3 in accordance with Regulation U;

     (f) a certificate of a Secretary or Assistant Secretary of the Borrower, Eaton Vance and BMR certifying (i) as to its organizational documents, (ii) as to the resolutions of its Board of Directors or Board of Trustees, as applicable, approving this Agreement and the other Program Documents to which it is a party and the transactions contemplated hereby and thereby, (iii) that its representations and warranties set forth in the Program Documents are true and correct, and (iv) the incumbency and specimen signature of each of its officers authorized to execute the Program Documents;

     (g) duly executed copies of proper financing statements naming the Borrower as debtor and the Agent as secured party, under the UCC in all jurisdictions that the Agent may deem necessary or desirable in order to perfect the interests in the Assigned Collateral contemplated by this Agreement;

     (h) proper termination financing statements, if any, necessary to release all security interests and other rights of any Person in the Borrower Assets previously granted by the Borrower;

     (i) completed requests for information, dated on or before the date of such initial transfer and all other effective financing statements filed in the jurisdictions referred to in subsection (h) above that name the Borrower as debtor, together with copies of such other financing statements (none of which shall cover any of the Borrower Assets);

     (j) a pro-forma Investor Report, which shall evidence compliance with the terms of the Program Documents after giving effect to the initial borrowing of Advances under this Agreement;

     (k) the fees to be received by the Agent on or prior to the Closing Date under the Fee Letter; and

     (l) such other instruments, certificates and documents as the Agent shall have reasonably requested, all in form and substance satisfactory to the Agent.


     SECTION  3.02.  Conditions Precedent to All Advances.
                     ------------------------------------
     The obligation of the Lender and the Secondary Lenders to make any Advance (including the initial Advance) on any Borrowing Date shall be subject to the fulfillment of the following conditions:

     (a) each of the representations and warranties of the Borrower, the Custodian, each Adviser, Eaton Vance and each Manager contained in this Agreement, the Letter Agreement and the other Program Documents shall be true and correct as of such date;

     (b) no Default or Event of Default shall have occurred and be continuing at or prior to the time of the making of such Advance or shall result from the making of such Advance;

     (c) the conditions precedent set forth in Section 3.01 shall have been fully satisfied;

     (d) immediately after giving effect to such Advance the Borrower shall be in full compliance with the Borrowing Base Test;

     (e) immediately after the making of any such Advance, the aggregate outstanding principal amount of all Advances shall not exceed the Total Commitment;

     (f) the Agent shall have received such other instruments, certificates and documents as the Agent shall reasonably request;

     (g) (i) no proceeding shall have been instituted by or against any then current Adviser or Manager seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (ii) any Adviser or any Manager shall admit in writing its inability to pay its debts as they come due; or (iii) any Adviser or any Manager takes any action to authorize any of the foregoing actions (any of such events set forth in the preceding clauses (i), (ii) or (iii); and

     (h) a pro-forma Investor Report, which shall evidence compliance with the terms of the Program Documents after giving effect to such Advance.

                                   Article IV
                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. Representations and Warranties of the Borrower.
                   ----------------------------------------------

     The Borrower represents and warrants on and as of the Closing Date, each Borrowing Date, each date any Borrower Asset is included or removed as Assigned Collateral and as of the last date of each Settlement Period, as follows:

     (a) Due Organization. Each of the Borrower, the Company and each of their respective Subsidiaries is duly organized and will continue to be validly existing under the laws of the jurisdiction of its organization and is duly qualified to do business in each jurisdiction in which the ownership of its properties or the conduct of its business requires it to be so qualified and the failure to be so qualified could reasonably give rise to a Material Adverse Effect.

     (b) Power and Authority. Each of the Subject Entities has all necessary power and authority to execute, deliver and enter into each Program Document to which it is a party, to enter into the transactions contemplated by each Program Document to which it is a party and to perform all of its obligations thereunder.

     (c) Due Authorization. The execution, delivery and performance by each of the Subject Entities of each Program Document to which it is a party and the pledge of the Assigned Collateral contemplated by this Agreement and the Control Agreement (i) have been duly authorized by all necessary corporate, limited liability company or trust action and (ii) do not require that any Governmental Authorization, Private Authorization or Governmental Filing be made or obtained and the failure to so make or obtain the same could reasonably give rise to a Material Adverse Effect.

     (d) Noncontravention. The execution, delivery and performance by each of the Subject Entities of each Program Document to which it is a party, the pledge of the Assigned Collateral contemplated by this Agreement and the Control

Agreement and the rights of the Secured Parties in the Assigned Collateral contemplated by this Agreement and the Control Agreement do not and will not (i) contravene or violate (A) its respective Management Agreement, Advisory
Agreement, Declaration of Trust, charter, by-laws or other organizational documents, including without limitation Section 4.7 of the Company Management Agreement, (B) any Applicable Law the violation of which could reasonably give rise to a Material Adverse Effect, or (C) any contractual restriction binding on or affecting any Subject Entity which contractual restriction could reasonably give rise to a Material Adverse Effect, (ii) result in or require the creation of any Adverse Claim upon or with respect to any of its Assets, or (iii) cause the dissolution of any Subject Entity.

     (e) Valid and Binding Agreement. Each Program Document to which any Subject Entity is a party has been duly executed by such Subject Entity and when executed and delivered by all of the other parties thereto, will be legal, valid and binding obligations of such Subject Entity enforceable against it in accordance with its respective terms, except as the enforceability thereof may be (i) limited by bankruptcy, insolvency, reorganization, moratorium or similar laws, and (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (f) Pending Litigation or Other Proceeding. There is no action or proceeding or, to the best of the Borrower's knowledge, investigation before any Authority, against or affecting any Subject Entity or any of their respective Subsidiaries in which there is a reasonable possibility that it will be if determined adversely to such Person and if so determined, in the aggregate could reasonably give rise to a Material Adverse Effect.

     (g) Compliance With Applicable Law. No practice, procedure or policy employed by any Subject Entity or any of their respective Subsidiaries in the conduct of its business violates any Applicable Law or agreement applicable to any such Person which violations, in the aggregate, could reasonably give rise to a Material Adverse Effect.

     (h) Information and Reports. The Offering Materials of each Subject Entity, each Investor Report, each Weekly Portfolio Report, each E-Mail Report, each Notice of Borrowing and all other written information, reports, certificates and statements (with respect to which, other than the Investor Report, the Weekly Portfolio Report and each Notice of Borrowing, shall be taken as a whole) provided by or on behalf of the Borrower to any Secured Party for purposes of or in connection with this Agreement, the other Program Documents or the transactions contemplated hereby or thereby is, and all such information hereafter provided by or on behalf of the Borrower to any Secured Party will (subject to the proviso above) be true, correct and complete in all material respects on the date such information is stated or certified and no such information contains, or will contain, any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect when considered in its entirety.

     (i) Investment Company Act; Etc. The Portfolio is and will continue to be duly organized as a trust under the laws of the State of New York and is
registered  under  the  Investment  Company  Act  as  an  open-end   diversified
management investment company, and is in compliance in all material respects with all applicable provisions of the Investment Company Act and the rules and regulations promulgated thereunder.

     (j) Assigned Collateral, Adverse Claims, Etc. The Borrower owns the Assigned Collateral free and clear of Adverse Claims (other than Permitted Liens in respect of the Borrower); as of the initial Borrowing Date and at all times thereafter, the Agent on behalf of the Secured Parties has a first priority perfected security interest in the Assigned Collateral free and clear of all Adverse Claims (other than Permitted Liens in respect of the Borrower) and no actions, except as have been taken, are necessary to perfect or protect such security interest free and clear of Adverse Claims. The Company owns and is the record holder of the Portfolio Interests issued to it by the Portfolio free and clear of all Adverse Claims (other than Permitted Liens in respect of the Company). The Portfolio owns its Assets free and clear of all Adverse Claims (other than Permitted Liens in respect of the Portfolio).

     (k) No Default or Event of Default. No Default or Event of Default has occurred and is occurring.

     (l) Taxes. Each of the Subject Entities and their respective Subsidiaries has filed or caused to be filed all tax returns which are required to be filed or has timely filed and has been granted an extension for filing such returns, and has paid all taxes shown to be due and payable on said returns or any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Authority; and no tax liens have been filed and, to its knowledge, no claims are being asserted with respect to any such taxes, fees or other charges; provided, however, that no such taxes, fees or charges need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP applicable to such Person shall have been made therefor.

     (m) Financial Condition. The statements of assets and liabilities of each of the Company and the Portfolio as at December 31, 1999, certified by Deloitte & Touche LLP independent auditors, fairly presents in conformity with GAAP the financial position of such Persons at such date and since such date there has been no material adverse change in the business, financial condition or results of operations of such Persons. Since the Closing Date there has been no material adverse change in the business, financial condition or results of operations of the Borrower.

     (n) Principal Office. The principal place of business and chief executive office of the Borrower is located at the address referred to in Section 5.01(c). The Borrower has not transacted any business under any name other than "Belmar Capital Fund LLC".

     (o) Year 2000 Problem. Each Subject Entity has taken all commercially reasonable actions necessary in its reasonable judgment to mitigate the risk that computer applications used by such Subject Entity may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to, during and after the year 2000 (the "Year 2000 Problem").

     (p) Tax Representations. (i) Each of the Subject Entities will be treated as a partnership taxable for United States federal income tax purposes in accordance with the rules set forth in Subchapter K of the Code, and accordingly the owners of the Borrower Shares, and not the Borrower, will be subject to United States federal and applicable state and local taxes on income, gains or profits realized by the Borrower, including its distributive share of the income, gains or profits realized by the Company and the Portfolio (including, in each case, any gain recognized by the Borrower, the Company or the Portfolio in connection with the redemption of Borrower Shares, Company Shares or Portfolio Interests); (ii) the Borrower will be treated as the owner of the Company Shares for United States federal income tax purposes; (iii) each of the other representations concerning tax matters set forth in the Offering Materials is true, correct and complete in all material respects on the date such information is stated or certified and as of the Closing Date and no such information contains, or will contain, any material misrepresentations or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect when considered in its entirety on the date such information is stated or certified and as of the Closing Date; and
(iv) as of the Closing Date, no Taxing Authority has taken any Formal Position which is inconsistent with any of the foregoing representations and there has been proposed, no legislation, which if enacted would alter any of conclusions referred to in the foregoing representations.

     (q) ERISA. None of the Subject Entities nor any of their respective Subsidiaries sponsor or maintain any Plan subject to Title IV of ERISA, nor has any Subject Entity or any of its respective Subsidiaries during the past five
(5) years sponsored or maintained any Plan. Assuming the Advances are not funded with assets of any Plan subject to Title IV of ERISA, none of the Subject Entities hold assets of any such Plan.

     (r) Regulations T, U and X. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

     (s) Investment Company Act. Neither the Borrower nor the Company is (i) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act, or (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (t) Securities Act. The offering of Borrower Shares, the Company Shares and the Portfolio Interests are exempt from registration under the Securities Act.

     (u) Business of the Company and the Portfolio. The sole business of the Company is to invest in the Portfolio (which it does by contributing Eligible Securities to the Portfolio in exchange for Portfolio Interests, and by issuing Company Shares in exchange for Eligible Securities). The Company has not (i) assumed or suffered to exist any Debt or any Guarantee other than Permitted Debt or made an advance or other extension of credit to any Person, (ii) created, assumed or suffered to exist any Lien on any Portfolio Interest other than Permitted Liens, or (iii) created, assumed or suffered to exist any restriction or limitation on the right of any holder of a Company Share to at any time redeem such Company Share as contemplated by Section 4.01(x). The Portfolio has not (i) assumed or suffered to exist any Debt or Guarantee other than Permitted Debt, (ii) created, assumed or suffered to exist any Lien on any of its Assets other than Permitted Liens, or (iii) created, assumed or suffered to exist any restriction or limitation on the right of any holder of a Portfolio Interest to at any time redeem such Portfolio Interest (or any portion thereof) as contemplated by Section 4.01(w).

     (v) Company Shares. The Company Shares are uncertificated securities issued in book-entry form and each represents an equal undivided interest in the Company. The Company is authorized to issue additional Company Shares only for consideration equal to the Asset Value of such Company Shares on the date of issuance. The Company is legally obligated to redeem Company Shares in accordance with the Company Management Agreement as in effect on the Closing Date. Holders of Company Shares, including the Borrower, are not liable for the Debts or other obligations of the Company, by virtue of ownership of Company Shares. Except for the Company Shares outstanding on the Closing Date the Company has not (i) created, issued or authorized any other class of shares or other interests in the Company, or (ii) created, issued or authorized any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive shares or other securities ranking senior in any respect to the Company Shares, including without limitation, as to the payment of dividends, or the distribution of assets. Each of the Company Shares which constitute Assigned Collateral are fully paid and non-assessable and are registered on the Company's stock transfer records to the Borrower, it being understood that members of the Company may be liable for certain distributions in excess of those permitted under the Company Management Agreement to the extent provided by Section 35 of the Massachusetts Limited Liability Company Act. All consents required to effect the pledge of the Company Shares which constitute Assigned Collateral as provided herein have been received and all other actions required to be taken to render such pledge effective and to authorize and obligate the Fund Custodian to redeem such Company Shares on the direction of the Agent pursuant to the Control Agreement as contemplated thereby have been taken.

     (w) Portfolio Interests. The Portfolio Interests are uncertificated securities issued in book-entry form and each represents an equal interest in the Portfolio. The Portfolio is authorized to issue additional Portfolio Interests only for consideration equal to the NAV of such Portfolio Interests on the date of issuance. The Portfolio is legally obligated to redeem Portfolio Interests in accordance with its Declaration of Trust as in effect on the Closing Date. Holders of Portfolio Interests, including the Company, are jointly and severally liable for the Debts or other obligations of the Portfolio to the extent set forth in its Declaration of Trust, by virtue of ownership of Portfolio Interests; provided, however, that liability does not extend to holders of Company Shares. Except for the Portfolio Interests outstanding on the Closing Date the Portfolio has not (i) created, issued or authorized any other class of shares or other interests in the Portfolio, or (ii) created, issued or authorized any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive shares or other securities ranking senior in any respect to the Portfolio Interests, including without limitation, as to the payment of dividends, or the distribution of assets.

     (x) Redemptions. Upon the redemption of a Company Share by the Borrower or the Custodian, the Company shall cause or take such actions necessary to cause the redemption of such pro-rata portion of its Portfolio Interests such that such holder shall receive cash or Eligible Securities in an amount equal to the Asset Value of such Company Share less, under certain circumstances specified in the Company Management Agreement as in effect on the Closing Date of the Company in effect on the Closing Date, a redemption fee. Upon the redemption of all or any portion of a Portfolio Interest the holder thereof shall be entitled to receive cash or Eligible Securities with an Asset Value equal to such Portfolio Interest (or portion thereof) less, under certain circumstances specified in the Declaration of Trust in effect on the Closing Date, a redemption fee. Upon the occurrence and during the continuance of an Event of Default the Agent on behalf of the Secured Parties shall be entitled to at any time cause the redemption of the Company Shares issued to the Borrower and to cause the redemption of the portion of the Portfolio Interests of the Company necessary such that the Agent or its designee shall receive cash or Eligible Securities with an Asset Value equal to the Asset Value of the Company Shares issued to the Borrower. Upon any such redemption of Company Shares issued to the Borrower and Portfolio Interests by or on behalf of the Agent, the Agent or its designees, the Eligible Securities to be received by the Secured Parties or their designees shall not include any Prohibited Security.

     (y) Investment Policies and Restrictions. Each of the Subject Entities has complied with its Investment Policies and Restrictions and no such Investment Policy and Restriction has been amended or modified in any material respect from those in effect on the Closing Date.

     (z) Custody and Control. All of the Portfolio Interests of the Company and the Eligible Securities of the Portfolio are held by the Custodian under and in accordance with the Company Custodial Agreement and the Portfolio Custodial Agreement.

     (aa) Amendments to Certain Program Documents. As of the Closing Date the Agent has received true and complete copies of each of the Management Agreements, the Advisory Agreements, the Custodial Agreements and the Offering Materials. Since the Closing Date there have been no amendments, supplements, waivers or other modifications to the Company Management Agreement, the Company Custodial Agreement, the Portfolio Custodial Agreement, any of the Offering Materials or the Portfolio Advisory Agreement which could reasonably be expected to give rise to a Material Adverse Effect.

                                   Article V
                                    COVENANTS

     SECTION 5.01. Affirmative Covenants of the Borrower.
                   -------------------------------------
     From the date hereof until the later of the Termination Date and the date all Borrower Obligations have been paid in full, unless the Agent shall otherwise consent in writing:

     (a) Compliance with Agreements. The Borrower shall comply in all material respects with the terms and conditions of each Program Document to which it is a party.

     (b) Compliance with Laws, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all Applicable Laws with respect to it, its business and properties, and shall pay before delinquency all taxes, assessments and governmental charges imposed upon it or upon its property (except to the extent contested in good faith if properly reserved in accordance with GAAP consistently applied).

     (c) Continued Existence. The Borrower shall maintain its existence and shall at all times continue to be a Delaware limited liability company having its principal place of business and chief executive office at the address set forth in Section 9.02 or, upon thirty (30) days' prior written notice to the

Agent, at any other locations in jurisdictions where all actions to protect and perfect the Agent's first priority perfected security interest in the Assigned Collateral have been taken (including the filing of UCC financing statements), duly qualified to do business in each jurisdiction in which the failure to be so qualified could reasonably give rise to a Material Adverse Effect.

     (d) Financial Statement; Accountants' Reports; Other Information. The Borrower shall, and shall cause each of its Subsidiaries to, keep or cause to be kept in reasonable detail proper books and records of account of the Borrower Assets and its business, including, but not limited to, books and records relating to its acquisition of Borrower Assets. The Borrower shall furnish to the Agent:

          (i) Investor Report. On or before the tenth (10th) Business Day of each calendar month or more frequently as the Agent shall request (which during the continuance of a Default or Event of Default may be daily), an Investor Report substantially in the form of Schedule I hereto, together with a certificate of the Borrower in substantially the form of Annex A to the Investor Report.

          (ii) Accountants; Verification. As soon as available, and in any event prior to the 90th day following December 31 of each year, the Borrower shall deliver to the Agent a Letter Reviewing Investor Reports, prepared by the Borrower's independent accountants, relating to the Investor Reports. If any such Letter Reviewing Investor Reports shows that an error was made in any Investor Report, or shows that a lower amount of the Borrowing Base (or any component thereof) was determined by the independent accountants, the calculation or determination made by such independent accountants shall be final and conclusive and shall be binding upon the Borrower, and the Borrower shall accordingly amend such Investor Report and deliver the amended Investor Report to the Agent within ten (10) Business Days following the Agent's receipt of such Letter Reviewing Investor Reports.

          (iii) Semi-Annual and Annual Financial Statements. (A) As soon as available, and in any event concurrently with the mailing thereof to shareholders or the 90th day following June 30 of each year (commencing with the calendar year ending December 31, 2000), the statement of assets and liabilities of each of the Subject Entities as of the end of the six-month period ending on June 30 and the statements of operations and cash flows for such period, all in reasonable detail and prepared in accordance with GAAP, consistently applied.

          (B) As soon as available, and in any event prior to the earlier of the date mailed to shareholders and the 120th day following December 31 of each year (commencing with the calendar year ending December 31, 2000), the statement of assets and liabilities of each of the Subject Entities as of the end of the twelve month period ending on December 31, and the statements of operations and cash flows for such period, all in reasonable detail and prepared in accordance with GAAP, consistently applied, and certified by independent public accountants of nationally recognized standing and accompanied by the certificate described in paragraph (e) below.

          (iv) Significant Redemptions. (A) As soon as possible, and in any event within five (5) Business Days of the receipt by the Company or the Portfolio of any request or requests for redemptions of Company Shares or Portfolio Interests, if the aggregate Asset Value of the affected Company Shares or Portfolio Shares affected by such requests received on any day equals or exceeds 25% of the NAV of the Company or the Portfolio, as the case may be, determined immediately prior to giving effect to any such redemption.

          (v) Weekly Portfolio Report. On or before Monday of each week, weekly portfolio reports and weekly covenant compliance certificates in substantially the form of Schedule II attached hereto (each a "Weekly Portfolio Report") with respect to the immediately preceding calendar week, signed by a Responsible Officer of the Borrower.

          (vi) Other Reports. Copies of all reports prepared by or received by the Borrower pursuant to any of the Program Documents and such other information respecting the condition (financial or otherwise), operations or properties of the Subject Entities or any of their respective Affiliates which the Agent may from time to time reasonably request.

     (e) Certificate of Compliance. The Borrower shall cause the Fund Manager to deliver to the Agent concurrently with the delivery of the financial statements required pursuant to paragraph (d)(iii)(B) above, a certificate signed by a Responsible Officer of the Fund Manager stating that:

          (A) a review of the Borrower's performance under the Program Documents to which the Borrower is a party during such period has been made under such officer's supervision; and

          (B) to such officer's knowledge, following reasonable inquiry, no Default or Event of Default has occurred or is continuing.

     (f) Access to Records; Discussions With Managers, Officers and Accountants.
(i) The Borrower shall and shall cause each other Subject Entity, the Advisers and the Managers to, upon the request of the Agent (which, for the purposes of this Section 5.01, includes any of the Agent's authorized agents) upon reasonable notice, permit the Agent, at reasonable times:

          (A) to inspect its books and records;

          (B) to discuss its affairs, finances and accounts with its officers or a Responsible Officer of its Manager; and

          (C) to discuss its affairs, finances and accounts with the its independent public accountants, provided that a Responsible Officer of the Manager shall have the right to be present during such discussions.

          (ii) Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of any Subject Entity, Adviser or Manager. The books and records of each Subject

     Entity, Adviser and Manager will be maintained at the address of the Custodian specified below or such other address as the Borrower shall have specified to the Agent in writing; provided, that inspections and discussions of the Custodian's, each Adviser's and each Manager's records shall be limited to the books, records, Assets and finances of the Subject Entities. Portfolio Interests and the Eligible Securities of the Portfolio will be held by the Custodian in accordance with the applicable Custodial Agreements at 200 Clarendon Street, Boston, Massachusetts or such other location as the Borrower shall designate in writing. Borrower Assets (other than the Company Shares credited to the Related Swap Collateral Account) will be held in the Collateral Account in the Commonwealth of Massachusetts in accordance with the Control Agreement.

          (iii) the Agent shall maintain the confidentiality of any matter of which it becomes aware through such inspections or discussion in accordance with Section 9.09.

     (g) Inform the Agent of Material Events. The Borrower shall inform the Agent in writing of the following developments of which it has knowledge to the extent permitted by applicable law:

          (i) Defaults. As soon as possible, and in any event within five (5) days of the occurrence of any Default or Event of Default, a certificate of a Responsible Officer of the Manager of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

          (ii) Proceedings. Promptly, of any proceedings instituted by or against any Subject Entity or any of their respective Subsidiaries in any federal, state or local court or before any Authority, or any such proceedings as to which the Borrower has knowledge is threatened by any Authority, which, if adversely determined, could reasonably give rise to a Material Adverse Effect.

          (iii) Termination. Promptly, upon the termination of any of the Program Documents.

     (h) Maintenance of Insurance. The Borrower shall and shall cause each of its Subsidiaries to, maintain insurance with financially sound, responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates or as may be required by the Applicable Law.

     (i) Maintenance of Business. The Borrower shall continue to engage solely in business of the same type as conducted by it on the Closing Date and shall take and cause each of its Subsidiaries to take all reasonable action to maintain all rights, privileges, licenses, permits, charters and franchises necessary in the normal conduct of its business and the performance of its obligations under the Program Documents to which it is a party.

     (j) Investment Policies and Restrictions; Borrowing Base Test, Etc. The Borrower shall at all times comply with its Borrowing Base Test and the Investment Policies and Restrictions.

     (k) Use of Proceeds. The Borrower agrees that the net proceeds of any Advance made hereunder shall be used solely for the purposes of (i) purchasing Assets, (ii) paying principal and Yield in respect of any outstanding Advances, or (iii) for general corporate purposes.

     (l) Further Assurances. The Borrower shall promptly, at its expense, execute and deliver such further instruments and take such further action in order to (i) establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Secured Parties including, without limitation, all such actions which are necessary to maintain and protect the Secured Parties' first priority perfected security interest in the Assigned Collateral, (ii) enable the Secured Parties to promptly enforce their rights and remedies under the Program Documents, including, without limitation, to do all commercially reasonable things necessary at the request of the Agent during the continuance of an Event of Default to realize upon the Assigned Collateral and exercise the other remedies of the Secured Parties, and (iii) effectuate the intent and purpose of, and to carry out the terms of, the Program Documents.

     (m) Defense of Secured Party's Interest. The Borrower shall defend each of the Secured Parties' right and interest in and to the Assigned Collateral against all Adverse Claims of all Persons whomsoever;

     (n) Custody and Control. The Borrower shall, at all times, cause the Custodian to have and maintain in its custody all Borrower Assets in accordance with the terms of the Fund Custodial Agreement and the Control Agreement.

     (o) Year 2000 Problem. The Borrower shall do all things it reasonably determines to be necessary to ensure that the Year 2000 Problem will not have a Material Adverse Effect.

     (p) Proceeds of Assigned Collateral. Unless otherwise directed by the Agent after an Event of Default, the Borrower shall cause all proceeds of the Assigned Collateral to be remitted to the Collateral Account.

     (q) Redemptions. At the request of the Agent following an Event of Default the Borrower shall immediately cause or take such actions necessary to cause (i) the Company Shares issued to the Borrower with an aggregate Asset Value at least equal to all outstanding Borrower Obligations then due and payable to be redeemed, (ii) a pro-rata portion of the Portfolio Interests of the Company to be redeemed, and (iii) the Agent or its designees to receive cash or Eligible Securities (other than Prohibited Securities) with an Asset Value equal to the aggregate Asset Value of the Company Shares issued to the Borrower which were redeemed.

     (r) Taxes. The Borrower shall take, or cause to be taken or omitted, all actions or omissions necessary, so that the representations and warranty set forth in Section 4.01(p) remain true and correct as if made continuously.

     SECTION 5.02. Negative Covenants of the Borrower.
                   ----------------------------------
     From the date hereof until the later of the Termination Date and the date all Borrower Obligations have been paid in full, the Borrower will not, without the written consent of the Agent:

     (a) Amendments to Documents. Amend, terminate, supplement or otherwise modify in any material respect its organizational documents, the Fund Management Agreement, the Fund Advisory Agreement or the Fund Custodial Agreement from those in effect on the Closing Date.

     (b) Preferred Stock. Create or authorize shares of any class or series ranking senior to its shares of its limited liability company interest outstanding on the Closing Date with respect to the payment of dividends or the distribution of assets ("Preferred Shares"), or authorize the reclassification of any authorized shares of the Borrower into any shares ranking senior to such shares of its limited liability company interest with respect to the payment of dividends or the distribution of assets, or create, authorize or issue any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares or other securities ranking senior to such shares of its limited liability company interest in any respect, including without limitation as to the payment of dividends or the distribution of assets. Notwithstanding the foregoing, as contemplated by the Offering Materials and the Fund Management Agreement as in effect on the Closing Date, the Borrower may issue Preferred Shares to existing Shareholders of the Borrower who elect to utilize the "Estate Freeze Feature" outlined in the Offering Materials.

     (c) Creation of Debt; Business. Purchase any asset or property or engage in any business not expressly contemplated by its Offering Materials in effect on the Closing Date or create, assume or suffer to exist any Debt or any Guarantee, except for Permitted Debt.

     (d) Liens. Create, incur, assume or suffer to exist, any Adverse Claim upon or with respect to any of the Borrower Assets, whether now owned or hereafter acquired, except for Permitted Liens.

     (e) Mergers; Sales of Assets. Merge into or consolidate with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any of the Borrower Assets other than ordinary course sales or dispositions of the Borrower Assets in the conduct of its business and other than as contemplated in the Program Documents, provided, however, that in the event such ordinary course sale or transfer of Borrower Assets would result in a decrease in the aggregate Asset Value of Eligible Collateral (as set forth in the most recent Investor Report) equal to or greater than 10%, such sale shall be permitted only if the Borrower delivers to the Agent a certificate demonstrating compliance with the Borrowing Base Test after giving effect to such sale.

     (f) Restricted Payments. Make any Restricted Payments; provided that so long as after making such Restricted Payment the Borrower shall be in compliance with the Borrowing Base Test and no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof, the Borrower and its Subsidiaries may make such Restricted Payment.

     (g) Impairment of Rights. Take any action or permit any Subsidiary to take any action not required by law, or fail to take any lawful action or permit any Subsidiary to fail to take any lawful action, if such action or failure to take such action will result in a Material Adverse Effect.

     (h) Employees. At any time, have any employees.

     (i) Investment Policies and Restrictions. Permit any material change in its Investment Policies and Restrictions in effect on the Closing Date without the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed).

     (j) Margin Requirements. Extend credit to others for the purpose of buying or carrying any "margin stock" in such a manner as to violate Regulation T, Regulation U or Regulation X.

     (k) Name Change.  Change its name (i) without giving the Agent at least ten
(10) days' prior written notice, and (ii) unless all actions necessary and appropriate to protect and perfect the Secured Parties' security interest in the Assigned Collateral have been taken and completed.

     (l) Default Notices. After the Borrower has received written notice of delivery by the Agent to the Custodian of a Default Notice, unless such Default Notice is revoked in writing by the Agent, give any instruction to the Custodian in respect of the Assigned Collateral without the prior written consent of the Agent.

     (m) Tender Offers. Repurchase any Borrower Shares pursuant to any tender offer; provided, that, so long as after making such tender offer the Borrower shall be in compliance with the Borrowing Base Test and no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof, the Borrower may make such tender offers.

     (n) Fund Adviser Bankruptcy Event. If the Fund Advisory Agreement shall have terminated as a result of an event of the type described in Section 6.01(g) involving the Fund Adviser and a successor investment advisor which is reasonably acceptable to the Agent has not been approved as contemplated by
Section 6.01(i), the Borrower shall not remove or give instructions to the Custodian to remove any Borrower Asset (including any cash or other proceeds of) from the Collateral Account or otherwise release Assigned Collateral, without the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed).

                                   Article VI
                                EVENTS OF DEFAULT

     SECTION 6.01. Events of Default.
                   -----------------
     If any of the following events (each an "Event of Default") shall occur:

     (a) any representation or warranty made by the Borrower, any Adviser or any Manager hereunder or under any other Program Document, or in any certificate, information or report furnished hereunder or under any other Program Document shall prove to be untrue or incomplete in any material respect as of the time made; provided, however, that if any such untrue representation (other than the representations set forth in clauses (u), (v) or (x) of Section 4.01) is capable of being cured within five (5) Business Days and such cure is diligently being pursued by the Borrower, such Adviser or such Manager, as the case may be, such event will not constitute an Event of Default unless such event has not been cured on or prior to the fifth (5th) Business Day after the occurrence of such event; or

     (b) the Borrower shall fail to pay when due any amount payable by the Borrower hereunder or any amount payable under any Program Document and any such default (other than any failure to comply with Section 2.05(b)) shall continue unremedied for a period of three (3) Business Days; or

     (c) the Borrower shall fail to comply in any respect with Section  2.05(b);
or

     (d) the Borrower shall fail to perform or observe any other term, covenant or agreement contained herein or in any other Program Document, provided, however, that the same shall not constitute an Event of Default unless unremedied for ten (10) Business Days; or

     (e) any Adviser or Manager shall fail to perform or observe any term, covenant or agreement contained in any Program Document, provided, however, that the same shall not constitute an Event of Default unless unremedied for ten (10) Business Days; or

     (f) any judgment or order, or any series of judgments or orders shall have been entered against any Subject Entity in an aggregate amount in excess of (i) in the case of the Borrower, $20,000,000, and (ii) in the case of the Company or the Portfolio, $50,000,000, so long as the Borrower's Proportional Share of such amount shall exceed $20,000,000, and enforcement proceedings shall have been commenced by any creditor upon such judgment or order and have not been stayed or dismissed within ten (10) Business Days of occurrence; or

     (g) any Subject Entity shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding  shall be  instituted  by or against  any Subject  Entity  seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days, or any of the actions sought in such proceeding (including an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Subject Entity shall take any action to authorize any of the actions set forth above in this subsection; or

     (h) any Advisory Agreement or any Management Agreement shall have terminated for any reason other than as set forth in Section 6.01(i) below; provided, however, if the Borrower, the Company or the Portfolio, as the case may be, shall have terminated any such agreement by terminating the applicable Adviser or the applicable Manager, as the case may be, but shall have replaced such Person with a manager or investment adviser which is Eaton Vance or a controlled Subsidiary of Eaton Vance within ten (10) days of such termination, and such successor manager or successor investment adviser shall have entered into an agreement with the Agent which is substantially identical to the Letter Agreement and such Letter Agreement is in full force and effect, no Event of Default under this Section 6.01(h) shall be deemed to have occurred and after the date of such replacement, any reference to such "Advisory Agreement" or "Management Agreement", as the case may be, herein or in any other Program Document shall be deemed to be a reference to such replacement advisory agreement or management agreement; or

     (i) any Advisory Agreement or the Management Agreement shall have terminated as a result of an event of the type described in clause (g) above involving the applicable Adviser or the applicable Manager; provided, however, that if the Borrower, the Company or the Portfolio, as the case may be, shall have appointed an interim investment adviser or manager, as the case may be, which is Eaton Vance, BMR or a controlled Subsidiary of Eaton Vance (the "Interim Appointee") (a) on an interim basis within twenty (20) days of such termination, and (b) within sixty (60) days of such termination, a permanent Adviser or Manager, as the case may be, which is Eaton Vance, BMR or a controlled Subsidiary of Eaton Vance, no Event of Default under this Section 6.01(i) shall be deemed to have occurred and after the date of such replacement, any reference to such "Advisory Agreement", or "Management Agreement", as the case may be, herein or in any other Program Document shall be deemed to be a reference to such replacement advisory agreement or management agreement, it being understood however, that (x) during such interim period the replacement of the Adviser or the Manager may take the form of retention of officers, directors, trustees or employees of Eaton Vance (including its Affiliates), and
(y) at all times during such interim period until a satisfactory Interim Appointee is selected, the board of trustees or directors of the applicable Subject Entity shall remain responsible for the investment management and administration of such Subject Entity; or

     (j) there shall have been a default under any Program Document which could reasonably be expected to result in a Material Adverse Effect; or

     (k) the Agent shall for any reason ceases to have a valid and perfected first priority security interest in the Assigned Collateral free and clear of all Adverse Claims; or

     (l) the Borrowing Base shall be less than or equal to the product of (i) Credits Outstanding, and (ii) 1.5; or

     (m) either (1) Investors Bank & Trust Company shall at any time cease to serve as Custodian under any Custodial Agreement or the Control Agreement, unless a successor thereto reasonably satisfactory to the Agent shall have assumed the duties of the Custodian thereunder and in accordance with the terms of the Program Documents, or (2) the Custodian or the Borrower shall have given notice of the termination of any Custodial Agreement or the Control Agreement; provided, however, that such event specified in clause (2) above shall not constitute an Event of Default if prior to the fifth (5th) Business Day immediately preceding the effective date of such termination a successor custodian reasonably satisfactory to the Agent shall have been appointed as custodian under such Custodial Agreement and if such Custodian is the Fund Custodian such successor custodian shall have assumed the obligations of the Custodian under the Control Agreement; or

     (n) any change in Law shall be enacted, promulgated or proposed which could reasonably be expected to significantly limit the ability of the Agent, or any Secured Party to foreclose upon its interest in, or in the event of such foreclosure to dispose of the Assigned Collateral, to be granted the security interest in Assigned Collateral as contemplated by the Program Documents or to cause the redemption at any time of the Company Shares or Portfolio Interests as contemplated by Section 4.01(w); or

     (o) Eaton Vance, any Adviser or any Manager shall (i) sell or otherwise dispose of all or a substantial portion of its assets, (ii) consolidate with or merge into any other entity unless (A) it is the survivor, or (B) the survivor thereof agrees in writing to assume all of the obligations of such Person under the Program Documents, including without limitation the obligations under the Letter Agreement; or

     (p) there shall not be in full force and effect an agreement among Eaton Vance, each then current Adviser, each then current Manager and the Agent substantially identical to the Letter Agreement in effect on the Closing Date; or

     (q) any Subject Entity, any Adviser, any Manager or any of their respective trustees, directors, shareholders, officers or members shall take any formal action or authorize or consent to any acts or circumstance which could reasonably be expected to result in the breach of any of the representations set forth in clauses (j), (u), (v), (w) or (x) of Section 4.01, which for purposes of this Section 6.01(q) shall be deemed to be made on each day; or

     (r) the ratio of the Company's total assets to total liabilities (excluding liabilities in respect of redeemed Borrower Shares not yet paid), determined in accordance with GAAP consistently applied, shall exceed 10 to 1; or

     (s) any default shall occur under or in respect of the Related Swap which would permit the Related Swap Counterparty to exercise any remedy in respect of Borrower Assets with an Asset Value in excess of $4,000,000;


then, and in any such event, in addition to all rights and remedies specified in this Agreement, including without limitation, Article VII, and the rights and remedies of a secured party under Applicable Law including, without limitation the UCC, the Agent may, by notice to the Borrower, declare the Lender

Termination Date and the Secondary Lender Termination Date to have occurred and declare the outstanding Advances to be due and payable (in which case the Lender Termination Date, the Secondary Lender Termination Date and the Maturity Date shall be deemed to have occurred); provided, that, upon the occurrence of any event (without any requirement for the passage of time or the giving of notice, or both) described in subsection (g) of this Section 6.01, the Lender Termination Date, the Secondary Lender Termination Date and the Maturity Date shall be deemed to have automatically occurred.

                                  Article VII
               PLEDGE OF ASSIGNED COLLATERAL; RIGHTS OF THE AGENT

     SECTION 7.01. Security Interests.
                   ------------------
     As collateral security for the prompt, complete and unconditional payment and performance of all of the Borrower Obligations, the Borrower hereby pledges, hypothecates, assigns, transfers, sets over and delivers to the Agent for the benefit of the Secured Parties and grants to the Agent for the benefit of the Secured Parties a continuing Lien upon and security interest in, all of the Borrower's right, title and interest in, to and under the following assets and properties whether now owned or existing or hereafter arising or acquired and wheresoever located (collectively, the "Assigned Collateral"):

          (i) all of the Borrower Assets, investments and property and all security entitlements with respect to the Collateral Account;

          (ii) without limiting the generality of (i) above, all of the Borrower's right, title and interest in the Company, including the Company Shares, the Borrower's Capital Account and all of the funds therein or otherwise to the credit of the Borrower's Capital Account;

          (iii) all interest, dividends, stock dividends, stock splits, distributions and other money or property of any kind distributed in respect of the Borrower Assets, investments and property described in clauses (i) and (ii) above, including any cash or securities distributed upon the redemption of any Company Shares of the Borrower;

          (iv) the Collateral Account, together with all other accounts in which the distributions referred to in clause (iii) above are remitted;

          (v) all rights and remedies of the Borrower in respect of the assets and property and other interests described in clauses (i) through (iv) under the Fund Custodial Agreement and under Applicable Law;

          (vi) all security interests, collateral, liens, property, guaranties, insurance and agreements or arrangements of whatever character from time to time supporting or securing payment of the Borrower Assets, investments and property described in clauses (i) and (ii) above;

          (vii) all books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to the Borrower Assets, reinvestments and property described in clauses (i) through (vi) above; and

          (viii) all Proceeds of any and all of the foregoing.

     SECTION 7.02.  Substitution of Collateral and Release of Security Interest.
                    -----------------------------------------------------------

     (a) So long as no Event of Default shall have occurred and be continuing and no Default or Event of Default would occur as a consequence of such sale or disposition, the Borrower may sell or dispose of or substitute Assigned Collateral in accordance with the terms of this Agreement and the Control Agreement.

     (b) After the Lender Termination Date and the Secondary Lender Termination Date when all Borrower Obligations have been paid in full, the Secured Parties at the request of the Borrower shall execute, deliver and file such instruments as the Borrower shall reasonably request in order to reassign, release or terminate its security interest in the Assigned Collateral. Any and all actions under this Section 7.02 shall be without any recourse to, or representation or warranty by, the Agent or any Secured Party and shall be at the sole cost and expense of the Borrower.

     SECTION 7.03. Application of Proceeds.
                   -----------------------
     (a) After the occurrence of an Event of Default, all amounts received by the Agent in respect of the Borrower Obligations, including all Proceeds resulting from the sale or other disposition of the Assigned Collateral received shall be applied by the Agent in the following order and priority:

     First, to the payment of all amounts advanced or expended by the Agent and all costs and expenses incurred by the Agent in connection with the enforcement of the Secured Parties rights and remedies under the Program Documents;

     Second, to the extent funds are remaining after the above application, to the Lender and the Secondary Lenders to the payment of all accrued and unpaid Yield on all outstanding Advances on a pro-rata basis according to the amount of accrued Yield owing to the Lender and Secondary Lender;

     Third, to the extent funds are remaining after the above applications, to the Secured Parties to the payment of all fees payable under the Fee Letter on a pro rata basis according to the amount of such fees owing to each Secured Party;

     Fourth, to the extent funds are remaining after the above applications, to the Lender and the Secondary Lenders to the payment of the principal amount of each outstanding Advance on a pro-rata basis according to the amount of principal owing to the Lender and each Secondary Lender;

     Fifth, to the extent funds are remaining after the above applications, to the Secured Parties to the payment of all other amounts payable to the Secured

Parties pursuant to this Agreement and the other Program Documents on a pro rata basis according to the amounts owed to each Secured Party.

     The Agent shall, after the final payment in full of all Advances and all other Borrower Obligations, remit the remaining excess Proceeds which it had received from the sale or disposition of the Assigned Collateral to the Borrower's Account.

     (b) For purposes of determining the application to be made of such monies and other cash proceeds by the Agent to the Lender and the Secondary Lenders pursuant to Section 7.03(a), the Agent may rely exclusively upon a certificate or other statement the Lender or such Secondary Lender, as the case may be, setting forth in reasonable detail the Lender's and such Secondary Lender's amount then owing to the Lender and such Secondary Lender, as the case may be. The Agent shall not be liable for any application of funds in accordance with any certificate or direction delivered pursuant to this Section 7.03; provided, however, that no application of funds in accordance with any certificate delivered pursuant to this Section 7.03 shall be deemed to restrict or limit the right of any party to contest with the purported obligee its respective liability in respect of the amount set forth in such certificate.

     SECTION 7.04. Rights and Remedies upon Event of Default.
                   -----------------------------------------
     (a) The Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of an Event of Default, the Agent or its designees may (i) deliver a Default Notice to the Custodian; (ii) instruct the Custodian to deliver any or all of the Assigned Collateral to the Agent or its designees and otherwise give all instructions to the Custodian regarding the Assigned Collateral; (iii) direct the Custodian to immediately take action to liquidate the Borrower Assets or to redeem or cause the redemption of the Company Shares to pay amounts due and payable in respect of the Borrower Obligations; (iv) sell or otherwise dispose of the Assigned Collateral, all without judicial process or proceedings; (v) take control of the Proceeds of any such Assigned Collateral; (vi) exercise any consensual or voting rights in respect of the Assigned Collateral; (vii) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Assigned Collateral; (vii) enforce the Borrower's rights and remedies under the Custodial Agreement with respect to the Assigned Collateral; (ix) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Assigned Collateral; (x) remove from the Borrower's, the Fund Adviser's and the Fund Manager's and their respective agents' place of business all books, records and documents relating to the Assigned Collateral; and/or
(xi) endorse the name of the Borrower upon any items of payment relating to the Assigned Collateral or upon any proof of claim in bankruptcy against an account debtor. For purposes of taking the actions described in Subsections (i) through
(xii) of this Section 7.04(a) the Borrower hereby irrevocably appoints the Agent as its attorney-in-fact (which appointment being coupled with an interest is irrevocable while any of the Borrower Obligations remain unpaid), with power of substitution, in the name of the Agent or in the name of the Borrower or otherwise, for the use and benefit of the Agent, but at the cost and expense of the Borrower and without notice to the Borrower.

     (b) All sums paid or advanced by the Agent in connection with the foregoing and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith, together with interest thereon at the Post-Default Rate from the date of payment until repaid in full, shall be paid by the Borrower to the Agent on demand and shall constitute and become a part of the Borrower Obligations secured hereby.

     SECTION 7.05. Remedies Cumulative.
                   -------------------
     Each right, power, and remedy of the Agent and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Program Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Program Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Agent or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.

     SECTION 7.06. Enforcement of Rights and Remedies by the Borrower.
                   ---------------------------------------------------
     The Borrower agrees that it shall upon the request of the Agent (and at the Borrower's own expense) diligently enforce the rights and remedies under the Custodial Agreement and at law or equity against the Custodian for the breach by the Custodian of any term, covenant or agreement thereunder relating to or affecting any Assigned Collateral. In enforcing such rights and remedies the Borrower shall exercise the same degree and care that it would exercise if this Agreement had not been entered into; provided, that the Borrower shall not, in enforcing such rights and remedies, settle any claim without the prior written consent of the Agent (which consent shall not be unreasonably withheld).

                                  Article VIII
                                    THE AGENT

     SECTION 8.01. Authorization and Action.
                   ------------------------
     The Lender and the Secondary Lenders hereby irrevocably appoint and authorize the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Program Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other Program Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Lender or the Secondary Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, the other Program Documents or Applicable Law.

     SECTION 8.02. Agent's Reliance, Etc.
                   ----------------------
     Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Program Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (i) may consult with legal counsel (including counsel for any Subject Entity or any Adviser or any Manager) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Lender or any Secondary Lender and shall not be responsible to the Lender or any Secondary Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Program Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Program Documents on the part of any Subject Entity, any Adviser, any Manager, the Custodian or any other Person or to inspect the property (including the books and records) of any Subject Entity, any Adviser, any Manager or the Custodian;
(iv) shall not be responsible to the Lender or any Secondary Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Program Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any other Program Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                                   Article IX
                                  MISCELLANEOUS

     SECTION 9.01. No Waiver; Modifications in Writing.
                   -----------------------------------
     No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder or with respect to the Advances shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Secured Party, at law or in equity. No amendment, modification, supplement, termination or waiver of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto. Any waiver of any provision of this Agreement, and any consent to any departure by the Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     SECTION 9.02. Notices, Etc.
                   -------------
     Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by prepaid telegram (with messenger delivery specified in the case of a telegram), or by facsimile transmission, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 9.02. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 9.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

If to CRC:                 Corporate Receivables Corporation
                               c/o Citicorp North America, Inc.
                               450 Mamaroneck Avenue
                               Harrison, New York  10528
                               Attention:  U.S. Securitization
                               Telephone No. (914)899-7122
                               Facsimile No. (914)899-7890

If to the Agent:           Citicorp North America, Inc.
                               U.S. Securitization
                               450 Mamaroneck Avenue
                               Harrison, New York  10528
                               Attention:  U.S. Securitization
                               Telephone No. (914) 899-7122
                               Facsimile No. (914) 899-7890

If to Citibank:            Citibank, N.A.
                               399 Park Avenue
                               New York, New York  10043
                               Attention:  Maximization Unit
                               Telephone No.:  (212) 559-0754
                               Facsimile No.:  (212) 758-6272

If to the Borrower:        Belmar Capital Fund LLC
                               Eaton Vance Building
                               255 State Street
                               Boston, Massachusetts  02109
                               Attention:  Chief Legal Officer
                               Telephone No.:  (617) 482-8260
                               Facsimile No.:  (617) 598-0432

  With a copy to:              Mayer, Brown & Platt
                               1675 Broadway
                               New York, New York 10019
                               Attention:  Andrew Mattei
                               Telephone No.:  (212) 506-2572
                               Facsimile No.: (212) 262-1910

     SECTION 9.03. Taxes.
                   -----
     (a) Any and all payments by the Borrower under this Agreement, the Advance Notes or any other Program Document shall be made, in accordance with this Agreement, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Secured Parties,
(i) United States federal withholding taxes and (ii) income and franchise taxes imposed on it by any taxing Authority in any jurisdiction which asserts jurisdiction to impose such taxes on the basis of contacts which the Secured Party in question maintains with such jurisdiction other than contacts arising out of the execution, delivery or performance of the Program Documents or the transactions contemplated thereby (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, under any Advance Note or under any other Program Document to any Secured Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.03) such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Borrower hereunder, under the Advance Notes or under any other Program Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Advance Note or under any other Program Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower will indemnify the Secured Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 9.03) paid by any Secured Party in respect of the Borrower and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date the Secured Party makes written demand therefor to the Borrower. Upon the request of the Borrower, the Agent agrees, at the sole cost and expense of the Borrower, to use its reasonable efforts to cooperate with the Borrower with a view to obtaining a refund for the account of the Borrower of any Taxes or Other Taxes which were not correctly or legally imposed and for which the Borrower has indemnified the Secured Parties under this Section 9.03, provided, however, that
(1) the Borrower is in full compliance with its obligation hereunder; (2) the Borrower has furnished the Agent with an opinion of counsel, in form and substance reasonably satisfactory to the Agent, that there exists a sufficient legal and factual basis for claiming a refund and that filing such a claim would not subject the claimant to a risk of penalty; and (3) the Borrower indemnifies each of the Secured Parties against any taxes, penalties and interest arising out of such claim.

     (d) Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

     (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreement and obligations of the Borrower contained in this Section 9.03 shall survive the payment in full of principal and Yield hereunder and under the Advance Notes.

     SECTION 9.04. Costs and Expenses; Indemnification.
                    -----------------------------------
     (a) The Borrower agrees to promptly pay on demand all reasonable out-of-pocket costs and expenses of each of CRC, Citibank and the Agent in connection with the preparation, review, negotiation, reproduction, execution, delivery, administration, modification and amendment of this Agreement, the Advance Notes and the other Program Documents including, without limitation, the reasonable fees and disbursements of counsel for CRC, Citibank and the Agent with respect thereto and with respect to advising CRC, Citibank and the Agent as to their respective rights, remedies and responsibilities under this Agreement and the other Program Documents, all actuarial fees, UCC filing fees, periodic auditing expenses and regulatory costs associated with capital adequacy and all other related fees and expenses. The Borrower further agrees to pay on demand all costs and expenses of the Secured Parties (including, without limitation, the fees and disbursements of counsel), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Advance Notes and the other Program Documents.

     (b) In addition, the Borrower shall pay on demand (i) any and all costs and expenses of any issuing and paying agent or other Person responsible for the administration of the Lender's commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper notes issued to fund the Advances, and (ii) in connection with the transaction contemplated by the Program Documents, the applicable pro-rata costs and expenses of the rating agencies' rating the Lender's commercial paper notes.

     (c) The Borrower agrees to indemnify and hold harmless each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, obligations, expenses, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever, (including, without limitation, the reasonable fees and disbursements of counsel) (collectively the
"Liabilities") that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement or any other Program Document or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated), including, without limitation any such Liability that is incurred or arises out of or in connection with, or by reason of any one or more of the following: (i) preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement or any other Program Document or any of the transactions contemplated hereby or thereby; (ii) any breach or alleged breach (alleged by Persons other than the Indemnified

Party) of any covenant by the Borrower, any Adviser, any Manager or the Custodian contained in any Program Document; (iii) any representation or warranty made by the Borrower or the Custodian, contained in any Program Document or in any certificate, statement or report delivered in connection therewith is, or is alleged to be, false or misleading; (iv) any failure by any Subject Entity, any of their respective Affiliates or the Custodian to comply with any Applicable Law or contractual obligation binding upon it; (v) any failure to vest, or delay in vesting, in the Secured Parties a first priority perfected security interest in all of the Assigned Collateral; (vi) any action or omission, not expressly authorized by the Program Documents, by any Subject Entity, any of their Affiliates, any Adviser, any Manager or the Custodian, which has the effect of reducing or impairing the Assigned Collateral or the rights of the Agent or the Secured Parties with respect thereto; (vii) any Default or Event of Default; (viii) any transactions related to the funding, carrying or repayment of the outstanding principal amount of the Advances in connection with the Program Documents; and (ix) the failure of any Subject Entity's, any Adviser's or any Manager's computer applications to resolve the Year 2000 Problem; except to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

     SECTION 9.05. Execution in Counterparts.
                   -------------------------
     This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     SECTION 9.06. Assignability.
                   -------------
     (a) This Agreement and the Lender's rights and obligations herein (including the outstanding Advances) shall be assignable by the Lender and its permitted successors and assigns; provided, that without the prior written consent of the Borrower (which consent shall not be unreasonably withheld) the Lender shall not assign its rights and obligations to any Person other than to a United States Affiliate of the Agent or pursuant to the Asset Purchase Agreement. Each such assignor shall notify the Agent and the Borrower of any such assignment. Each such assignor may, in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Borrower, including the Assigned Collateral, furnished to such assignor by or on behalf of the Borrower or by the Agent; provided that, prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Borrower received by it from any of the foregoing entities and agrees in writing to be bound by the provisions of Section 9.09.

     (b) Each Secondary Lender may, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), assign to any Eligible Assignee or to any other Secondary Lender all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Secondary Lender Commitment and the outstanding Advances or interests therein owned by it). The parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance. In addition, Citibank or any of its Affiliates may assign any of its rights (including, without limitation, rights to payment of principal and Yield on the Advances) under this Agreement to any Federal Reserve Bank without notice to or consent of the Borrower or the Agent.

     (c) This Agreement and the rights and obligations of the Agent herein shall be assignable by the Agent and its successors and assigns.

     (d) The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent.

     (e) The Borrower acknowledges and agrees that the Secondary Lender's source of funds may derive in part from its participants. Accordingly, references in Sections 2.06, 2.07, 2.08, 2.09, 9.03 and 9.04 and the other terms and provisions of this Agreement and the other Program Documents to rates, determinations, reserve and capital adequacy requirements, expenses, increased costs, reduced receipts and the like as they pertain to the Secondary Lenders shall be deemed also to include those of each of its participants; provided, however, that the Borrower shall not be required to reimburse any participant of a Secondary Lender pursuant to Sections 2.07, 2.08 and 2.09 for an amount which is in excess of the amount that would have been payable to such Secondary Lender had such participation not been made.

     SECTION 9.07. Governing Law.
                   -------------
     THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

     SECTION 9.08. Severability of Provisions.
                   --------------------------
     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 9.09. Confidentiality.
                   ---------------
     (a) The Borrower agrees that it shall and shall cause each of its Affiliates (i) to keep this Agreement and the other Program Documents, the proposal relating to the structure of the facility contemplated by this Agreement and the other Program Documents (the "Facility"), any analyses, computer models, information or document prepared by the Agent, Citibank or any of their respective Affiliates in connection with the Facility, the Agent's or its Affiliate's written reports to the Borrower, Eaton Vance, BMR or any of their respective Affiliates and any related written information (collectively, the "Product Information") confidential and to disclose Product Information only to those of its officers, employees, agents, accountants, legal counsel and other representatives (collectively, the "Borrower Representatives") who have a need to know such Product Information for the purpose of assisting in the negotiation, completion and administration of the Facility; (ii) to use the Product Information only in connection with the Facility and not for any other purpose; and (iii) to cause the Borrower Representatives to comply with the provisions of this Section 9.09 and to be responsible for any failure of any Borrower Representative to so comply.

     The provisions of this Section 9.09(a) shall not apply to any Product Information that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than the Borrower, the Adviser, any of their respective Affiliates or any Borrower Representative or that is required to be disclosed by Applicable Law or is requested by any Authority with jurisdiction over the Borrower, the Adviser or any of their respective Affiliates.

     (b) Each of the Secured Parties agrees (i) to keep all non-public information with respect to the Borrower, Eaton Vance, BMR and their respective Affiliates which such Secured Party receives pursuant to the Program Documents (collectively, the "Borrower Information") confidential and to disclose Borrower Information only to those of its officers, employees, agents, accountants, legal counsel and other representatives of the Secured Parties (collectively, the "Secured Party Representatives") and to S&P, and Moody's which, in each case, may have a need to know or review such Borrower Information for the purpose of assisting in the negotiation, completion, administration and evaluation of the Facility; (ii) to use the Borrower Information only in connection with the Facility and not for any other purpose; and (iii) to cause its related Secured Party Representatives to comply with the provisions of this Section 9.09(b).

     The provisions of this Section 9.09(b) shall not apply to any Borrower Information that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than such Secured Party Representative or that is required to be disclosed by Applicable Law or is requested by any Authority with jurisdiction over any Secured Party or Secured Party Representative or any of their respective Affiliates or as may be necessary to enforce the Program Documents.

     Notwithstanding the foregoing, the Borrower Information may be disclosed by any Secured Party Entity to permitted assignees and participants and potential assignees and participants in the Facility to the extent such disclosure is made pursuant to a written agreement of confidentiality substantially similar to this
Section 9.09(b).

     If the Agent is requested or required by any Authority to disclose any Borrower Information, the Agent will promptly notify the Borrower of such request(s) or requirements so that the Borrower may seek an appropriate protective order or waive the Agent's compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the Agent discloses such information, the Agent may disclose such information without liability hereunder. Nothing in this Section 9.09 shall require the Agent to expose itself to any potential liability or otherwise contravene any Applicable Law or the requirements of any Authority.

     SECTION 9.10. Merger.
                   ------
     The Program Documents taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof. The Program Documents supersede any prior agreements among the parties relating to the subject matter thereof.

     SECTION 9.11. No Proceedings.
                   --------------
     Each of the Borrower, the Agent, each Secondary Lender, each assignee of an Advance or any interest therein and each entity which enters into a commitment to make Advances to the Borrower hereunder hereby agrees that it will not institute against CRC any proceeding of the type referred to in Section 6.01(g) so long as any commercial paper or other senior indebtedness issued by CRC shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding.

     SECTION 9.12. Survival of Representations and Warranties.
                   ------------------------------------------
     All representation and warranties made hereunder, in the other Program Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder.

     SECTION 9.13. Submission to Jurisdiction; Waivers.
                   -----------------------------------
     The Borrower hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Program Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

     (b) consents that any such action or proceeding may be brought in any of such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.02 or at such other address as may be permitted thereunder;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction or court; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     SECTION 9.14. Waiver Of Jury Trial.
                   --------------------
     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER PROGRAM DOCUMENT OR FOR ANY COUNTERCLAIM THEREIN OR RELATING THERETO.

     SECTION 9.15. E-Mail Reports.
                   --------------
     Subject to the following terms and conditions the Borrower may, unless otherwise notified to the contrary by the Agent, transmit Investor Reports and Weekly Portfolio Reports to the Agent by electronic mail (each an "E-Mail Report"):

          (i) The Borrower shall make arrangements with VeriSign, Inc. (or another authenticating organization acceptable to the Agent) to enable the Borrower to generate digital signatures. The Borrower shall safeguard the keys, access codes or other means of generating its digital signature.

          (ii) Each E-Mail Report shall be formatted as the Agent may designate from time to time and shall be digitally signed. Each E-Mail Report shall be sent to the Agent at an electronic mail address designated by the Agent.

          (iii) Each E-Mail Report shall be deemed given when receipt of such transmission thereof is electronically confirmed.

     SECTION 9.16. Related Swaps.
                   -------------
     (i) The Lender, the Secondary Lenders and the Agent expressly acknowledge and agreed that with respect to the representations and warranties set forth in
Section 4.01(j), the covenants set forth in Sections 5.01(c) and 5.01(l) and the Events of Default set forth in Section 6.01(k), the Agent on behalf of the Secured Parties security interest in the Company Shares credited to the Related Swap Custodial Account is junior to the Related Swap Counterparty's first priority perfected interest therein and no default or breach under this Agreement shall be deemed to result solely therefrom.

     (ii) The Borrower agrees that after the Related Swap Counterparty releases its security interest in the Company Shares credited to the Related Swap Collateral Account it shall cause such Company Shares to be credited to the Collateral Account.

     SECTION 9.17. Non-Recourse.
                   ------------
     Each Secured Party hereby agrees for the benefit of each and every shareholder of the Borrower and the Fund Manager and each employee, officer and trustee of the Fund Manager (and any successor, assign, heir, estate, administrator or personal representative of any such person) (each a

"Non-Recourse Person") that no Non-Recourse Person shall have any personal liability for any obligation of the Borrower under any Program Document; provided, however, that nothing in this Section 9.17 is intended to limit the responsibilities or liabilities of the Manager or the Borrower for the representations, agreements and undertakings of such party under this Agreement, the Letter Agreement or the Control Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    CORPORATE RECEIVABLES CORPORATION,
                                     as Lender
                                    By: Citicorp North America, Inc.,
                                     its Managing Agent

                                    By:  /s/ Susan M. Olsen
                                        ---------------------------
                                        Name:  Susan M. Olsen
                                        Title: Vice President

                                    CITICORP NORTH AMERICA, INC.,
                                     as Agent

                                    By:  /s/ Susan M. Olsen
                                        ---------------------------
                                       Name:  Susan M. Olsen
                                       Title: Vice President

                                    CITIBANK, N.A.,
                                     as Secondary Lender

                                 By:  /s/ Susan M. Olsen
                                      ----------------------------
                                       Name:  Susan M. Olsen
                                       Title: Vice President
                                       Percentage: 100%

                                    BELMAR CAPITAL FUND LLC,
                                        as Borrower

                                    By:  Eaton Vance Management,
                                           its Manager


                                    By:  /s/ Thomas E. Faust, Jr.
                                        ----------------------------
                                        Name:  Thomas E. Faust, Jr.
                                        Title: Vice President

________________________________________________________________________________






                     REVOLVING CREDIT AND SECURITY AGREEMENT

                                      among

                            BELMAR CAPITAL FUND LLC,
                                   as Borrower

                       CORPORATE RECEIVABLES CORPORATION,
                                    as Lender

                                 CITIBANK, N.A.,
                               as Secondary Lender

                                       and

                          CITICORP NORTH AMERICA, INC.,
                                    as Agent

                           Dated as of March 17, 2000





________________________________________________________________________________


                                                                [Type VII-C]
13620.134 #154704

                                TABLE OF CONTENTS

                   REVOLVING CREDIT AND SECURITY AGREEMENT 1

                                    Article I
                      DEFINITIONS AND RULES OF CONSTRUCTION


SECTION 1.01. Definitions...................................................1

SECTION 1.02. Rules of Construction........................................19

SECTION 1.03. Computation of Time Periods..................................19

                                   Article II
                            ADVANCES TO THE BORROWER


SECTION 2.01. Advance Facility................................................19

SECTION 2.02. Making of Advances..............................................20

SECTION 2.03. Advance Notes...................................................21

SECTION 2.04. Maturity of the Advances........................................21

SECTION 2.05. Prepayment of the Advances......................................21

SECTION 2.06. Yield...........................................................22

SECTION 2.07. Increased Costs.................................................22

SECTION 2.08. Compensation....................................................24

SECTION 2.09. Additional Yield on Eurodollar Rate Advances....................24

SECTION 2.10. Termination or Reduction of the Total Commitment................24

SECTION 2.11. Rescission or Return of Payment.................................25

SECTION 2.12. Fees Payable by Borrower........................................25

SECTION 2.13. Post Default Interest...........................................25

SECTION 2.14. Payments........................................................25

SECTION 2.15. Borrower's Obligations Absolute.................................26

                                   Article III
                              CONDITIONS PRECEDENT


SECTION 3.01. Conditions Precedent to the Effectiveness of this Agreement.....26

SECTION 3.02. Conditions Precedent to All Advances............................27

                                   Article IV
                         REPRESENTATIONS AND WARRANTIES


SECTION 4.01. Representations and Warranties of the Borrower..................28

                                    Article V
                                    COVENANTS


SECTION 5.01. Affirmative Covenants of the Borrower...........................33

SECTION 5.02. Negative Covenants of the Borrower..............................38

                                   Article VI
                                EVENTS OF DEFAULT


SECTION 6.01. Events of Default...............................................40

                                   Article VII
                         PLEDGE OF ASSIGNED COLLATERAL;
                               RIGHTS OF THE AGENT


SECTION 7.01. Security Interests..............................................43

SECTION 7.02. Substitution of Collateral and Release of Security Interest.....44

SECTION 7.03. Application of Proceeds.........................................44

SECTION 7.04. Rights and Remedies upon Event of Default.......................45

SECTION 7.05. Remedies Cumulative.............................................46

SECTION 7.06. Enforcement of Rights and Remedies by the Borrower..............46

                                  Article VIII
                                    THE AGENT


SECTION 8.01. Authorization and Action........................................46

SECTION 8.02. Agent's Reliance, Etc...........................................46

                                   Article IX
                                  MISCELLANEOUS


SECTION 9.01. No Waiver; Modifications in Writing.............................47

SECTION 9.02. Notices, Etc....................................................47

SECTION 9.03. Taxes...........................................................49

SECTION 9.04. Costs and Expenses; Indemnification.............................50

SECTION 9.05. Execution in Counterparts.......................................51

SECTION 9.06. Assignability...................................................51

SECTION 9.07. Governing Law...................................................52

SECTION 9.08. Severability of Provisions......................................52

SECTION 9.09. Confidentiality.................................................52

SECTION 9.10. Merger..........................................................54

SECTION 9.11. No Proceedings..................................................54

SECTION 9.12. Survival of Representations and Warranties......................54

SECTION 9.13. Submission to Jurisdiction; Waivers.............................54

SECTION 9.14. Waiver Of Jury Trial............................................55

SECTION 9.15. E-Mail Reports..................................................55

SECTION 9.16. Related Swaps...................................................56

SECTION 9.17. Non-Recourse....................................................56

                                    SCHEDULES

Schedule I                   Form of Investor Report
Schedule II                  Form of Weekly Portfolio Report
                                    EXHIBITS

EXHIBIT A                    Form of Advance Note
EXHIBIT B                    Form of Notice of Borrowing
EXHIBIT C                    Form of Assignment and Acceptance
EXHIBIT D                    Letter Reviewing Investor Reports
EXHIBIT E                    Form of Related Swap Control Agreement


13620.134 #154704

                                                                SCHEDULE I


                             FORM OF INVESTOR REPORT

                                                                   Annex A
                                                                      to
                                                                  Schedule I
________________________________________________________________________________

                      Investor Report Officer's Certificate

     The undersigned, ______________, [President] [Treasurer] [Chief Accounting Officer] of Belmar Capital Fund LLC (the "Borrower") pursuant to that certain Revolving Credit and Security Agreement, dated as of March 17, 2000 (the "Credit Agreement") among the Borrower, Corporate Receivables Corporation, Citibank, N.A., the other banks and financial institutions parties thereto and Citicorp North America, Inc., as agent (the "Agent"), as the same may be amended, modified or supplemented from time to time, hereby certifies that:

               1. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Credit Agreement.

               2. The Investor Report furnished herewith to the Agent pursuant to Section 5.01(d) of the Credit Agreement is true, accurate and complete as of the day hereof.

               3.   No  event  has  occurred  and  is  continuing   which  would
                    constitute a Default or an Event of Default.

               4. As of the date hereof, the Borrower is in compliance with the Borrowing Base Test.


     IN WITNESS WHEREOF, the undersigned has duly signed on behalf of the Borrower as of the date set forth below.


DATED: ___________________________

                                               _________________________________
                                               Name:
                                               Title:


13620.134 #154704

                                                                SCHEDULE II



                        [FORM OF WEEKLY PORTFOLIO REPORT]

                                                                   Annex A
                                                                      to
                                                                  Schedule II
________________________________________________________________________________


                Weekly Portfolio Report and Officer's Certificate

     The undersigned, ______________, [President] [Treasurer] [Chief Accounting Officer] of Belmar Capital Fund LLC (the "Borrower") pursuant to that certain Revolving Credit and Security Agreement, dated as of March 17, 2000 (the "Credit Agreement") among the Borrower, Corporate Receivables Corporation, Citibank, N.A., the other banks and financial institutions parties thereto and Citicorp North America, Inc., as agent (the "Agent"), as the same may be amended, modified or supplemented from time to time, hereby certifies that:

               1. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Credit Agreement.

               2. The aggregate outstanding principal balance of Advances as of the date hereof is $____________.

               3.   No  event  has  occurred  and  is  continuing   which  would
                    constitute a Default or an Event of Default.

               4. The Weekly Portfolio Report to which this certificate is attached is true, accurate and complete.



     IN WITNESS WHEREOF, the undersigned has duly signed on behalf of the Borrower as of the date set forth below.

DATED: ___________________________

                                            ___________________________________
                                             Name:
                                             Title:


13620.134 #154704

                                                                EXHIBIT A


                             [FORM OF ADVANCE NOTE]

$________________                                          ______________,____

     FOR VALUE RECEIVED, on the Maturity Date (as defined in the Credit Agreement hereinafter referred to) of each Advance made by the [INSERT NAME OF LENDER OR SECONDARY LENDER] (together with its successors and assigns the ["Lender"] ["Secondary Lender"]) to the undersigned (the "Borrower") pursuant to the Credit Agreement (defined below), the Borrower hereby promises to pay to the order of the ["Lender"] ["Secondary Lender"] the unpaid principal amount of each such Advance, in immediately available funds and in lawful money of the United States of America, and to pay Yield on the unpaid principal balance of said
Advance from the Borrowing Date thereof, until the principal amount thereof shall have been paid in full, in like funds and money as provided in said Credit Agreement for Advances made by the [Lender] [Secondary Lender] and at the maturity thereof. Capitalized terms used in this promissory note unless otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

     This promissory note is an Advance Note referred to in the Revolving Credit and Security Agreement dated as of March 17, 2000 (as from time to time amended, the "Credit Agreement") among the Borrower, the [Lender], [Secondary Lender], the other banks and financial institutions parties thereto and Citicorp North America, Inc., as agent. The date and principal amount of each Advance made to the Borrower and of each repayment of principal thereon shall be recorded by the [Lender] [Secondary Lender] or its designee on Schedule I attached to this Advance Note, and the aggregate unpaid principal amount shown on such schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Advances made by the [Lender] [Secondary Lender]. The failure to record or any error in recording any such amount on such schedule shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement to repay the principal amount of the Advances together with all Yield accrued thereon.

     THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                            BELMAR CAPITAL FUND LLC
                                              as Borrower,

                                            By:  Eaton Vance Management
                                                 its Manager


                                            By:_____________________________
                                               Name:
                                               Title:

13620.134 #154704

                                   SCHEDULE I
                                  TO EXHIBIT A

     This Advance Note evidences Advances made by [INSERT NAME OF LENDER OR SECONDARY LENDER], (the ["Lender"] ["Secondary Lender"]) under the Revolving Credit and Security Agreement dated as of March 17, 2000 among Belmar Capital Fund LLC, the [Lender] [Secondary Lender], the other banks and financial institutions parties thereto and Citicorp North America, Inc., as agent in the principal amounts and on the dates set forth below, subject to the payments and prepayments of principal set forth below:


                  PRINCIPAL                 PRINCIPAL                PRINCIPAL
                  AMOUNT                    AMOUNT PAID              BALANCE                   NOTATION
  DATE            ADVANCED                  OR PREPAID               OUTSTANDING                  BY___
  ----            ----------                -----------              -----------               --------




                                                                 EXHIBIT B

                             BELMAR CAPITAL FUND LLC
                                24 Federal Street
                           Boston, Massachusetts 02110

Citicorp North America, Inc.,
  as Agent
[ADDRESS]

                               NOTICE OF BORROWING
                               -------------------

     This Notice of Borrowing is made pursuant to Section 2.02 of that certain Revolving Credit and Security Agreement dated as of March 17, 2000, among CORPORATE RECEIVABLES CORPORATION, as lender (the "Lender"), CITIBANK, N.A. the other banks parties thereto, CITICORP NORTH AMERICA, INC., as agent and BELMAR CAPITAL FUND LLC, as borrower (the "Borrower") (as the same may from time to time be amended, supplemented, waived or modified, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to those terms in the Credit Agreement.

     1.  The  Borrower  hereby  requests  that  on  ______________,   ____  (the
"Borrowing Date") it receive an advance under the Credit Agreement in the principal amount of _____________ Dollars ($__________).

     2. The Borrower hereby gives notice of its request for such Advance to the Agent pursuant to Section 2.02 of the Credit Agreement and requests the Lender or the Secondary Lenders to remit, or cause to be remitted, the proceeds thereof to [the Borrower's Account] [SPECIFY OTHER ACCOUNT, IF APPLICABLE].

     3. The Borrower certifies that (i) the representations and warranties of the Borrower contained or reaffirmed in Section 4.01 of the Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to any earlier date); (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed borrowing; (iii) the Borrower has performed in all material respects all agreements and satisfied all conditions under the Credit Agreement to be performed by it on or before the date hereof,
(iv) the conditions precedent to the making of the proposed Advance set forth in
Article III of the Credit Agreement have been fully satisfied and (v) immediately after giving effect to such advance the Borrowing Base will be complied with.

     WITNESS my hand on this ____ day of _________, ____.

                                            BELMAR CAPITAL FUND LLC
                                             as Borrower,

                                            By:  Eaton Vance Management,
                                                  its Manager


                                            By:_____________________________
                                                Name:
                                                Title:

                                                                 EXHIBIT C


                            ASSIGNMENT AND ACCEPTANCE


     Reference is made to the Revolving Credit and Security Agreement dated as of March 17, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among CORPORATE RECEIVABLES CORPORATION (together with its successors and assigns, the "Lender"), CITIBANK, N.A. (Citibank, N.A., together with the other banks and financial institutions from time to time parties to the Credit Agreement, the "Secondary Lenders"), CITICORP NORTH AMERICA, INC., as agent for the Lender and the Secondary Lenders (in such capacity, together with its successors and assigns, the "Agent") and BELMAR CAPITAL FUND LLC (together with its permitted successors and assigns, the "Borrower"). Terms defined in the Credit Agreement are used herein with the same meaning.

     The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

          1. As of the Effective Date (as defined below), the Assignor hereby absolutely and unconditionally sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse to or representation of any kind (except as set forth below) from Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and under the other Program Documents equal to the percentage interest specified on Schedule I hereto, including the Assignor's Secondary Lender Commitment and Percentage and the Assignor's portion of the outstanding principal amount of the Advances (such rights and obligations assigned hereby being the "Assigned Interests"). After giving effect to such sale, assignment and assumption, the Assignee's "Secondary Lender Commitment" and the Assignee's "Percentage" will be as set forth on Schedule I hereto.

          2. The Assignor (i) represents and warrants that immediately prior to the Effective Date it is the legal and beneficial owner of the Assigned Interest free and clear of any Adverse Claim created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Program Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security or ownership interest created or purported to be created under or in connection with, the Program Documents or any other instrument or document furnished pursuant thereto or the condition or value of the Assigned Interest, Assigned Collateral, or any interest therein; and (iii) makes no representation or warranty and assumes no responsibility with respect to the condition (financial or otherwise) of any of the Borrower, the Agent, the Custodian, the Adviser or any other person, or the performance or observance by any Person of any of its obligations under any Program Document or any instrument or document furnished pursuant thereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Program Documents, together with copies of any financial statements delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor, the Lender or any other Secondary Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or in connection with any of the Program Documents; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Program Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Program Documents are required to be performed by it as a Secondary Lender; (vi) confirms that the assignment hereunder complies with any applicable legal requirements including the Securities Act of 1933, as amended; (vii) confirms that such Assignee is a United States Person (as defined in Section 7701 (a)(30) of the Code) or that such Assignee shall have provided the Agent with two Internal Revenue Service forms 4224 (or a successor form) certifying that the income from the Assigned Interest is effectively connected with the conduct of such Person's trade or business in the United States; and (viii) confirms that such Assignee is not a partnership, grantor trust or S corporation (as such terms are defined in the Code).

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless a later effective date is specified on Schedule I hereto.

          5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to and bound by the provisions of the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Secondary Lender thereunder and under any other Program Document and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and under any other Program Document.

          6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the Assigned Interest to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Assigned Interests for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance

                                       2

     by telecopier shall be effective as a delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                                                Schedule I

Percentage interest
transferred by Assignor:                      ___%
Assignee's "Secondary Lender Commitment":    $___
Assignee's "Percentage"                       ___%


Assignor:                                  [INSERT NAME OF ASSIGNOR],
                                                 as Assignor,

                                           By:____________________________
                                                 Authorized Signatory,

Assignee:                                  [INSERT NAME OF ASSIGNEE]
                                                 as Assignee

                                           By:_____________________________
                                                 Authorized Signatory

Accepted, Consented to and
Acknowledged this ___ day of
---------------, ----

CITICORP NORTH AMERICA, INC.,
 as Agent


By:________________________________
    Authorized Signatory


BELMAR CAPITAL FUND LLC
 as Borrower

By:  Eaton Vance Management
     its Manager


By:________________________________
   Authorized Signatory


13620.134 #154704

                             AGREEMENT OF AMENDMENT
                             -----------------------

                                                   Dated as of May 16, 2000


     Reference is made to that certain Revolving Credit and Security Agreement dated as of March 17, 2000 (the "Credit Agreement") among Belmar Capital Fund LLC (the "Borrower"), Corporate Receivables Corporation, Citibank, N.A. (together with its successors and assigns, the "Secondary Lender") and Citicorp North America, Inc., as agent for the Lender and the Secondary Lender (the "Agent"). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The parties hereto agree that, effective as of the Amendment Effective Date, the definition "Total Commitment" set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the amount "$225,000,000" set forth therein, with the amount "$340,000,000".

     As used herein, the term "Amendment Effective Date" means the later to occur of (i) the date on which the Agent shall have executed and delivered one or more counterparts of this Agreement of Amendment and shall have received one or more counterparts of this Agreement of Amendment executed by each of the parties hereto, and (ii) the date on which the Agent shall have received certificates of a Secretary or Assistant Secretary of each of the Borrower, Eaton Vance Management and Boston Management and Research certifying as to (a) the resolutions of its Board of Directors or Board of Trustees, as applicable, approving this Agreement of Amendment, (b) that its representations and warranties set forth in the Program Documents will be true and correct on the Amendment Effective Date, and (c) immediately after the Amendment Effective Date no Default or Event of Default is continuing or will result therefrom.

     This Agreement of Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     THIS AGREEMENT OF AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.


CITICORP NORTH AMERICA, INC.,                CITIBANK, N.A.,
as Agent                                     as Secondary Lender



By: /s/ Susan M. Olsen                       By: /s/ Susan M. Olsen
---------------------------                  ---------------------------
Name: Susan M. Olsen                         Name: Susan M. Olsen
Title:  Vice President                       Title:  Vice President



CORPORATE RECEIVABLES CORPORATION,           BELMAR CAPITAL FUND LLC,
as Lender                                     as Borrower

By:  Citicorp North America, Inc.,            By: Eaton Vance Management,
         its Managing Agent                        its Manager



By:  /s/ Susan M. Olsen                       By:  /s/ M. Katherine Kreider
------------------------------                 ------------------------------
Name:  Susan M. Olsen                          Name:   M. Katherine Kreider
Title:  Vice President                         Title:  Vice President



13620.134 #169068

                             AGREEMENT OF AMENDMENT
                             -----------------------

                                                  Dated as of July 19, 2000


     Reference is made to that certain Revolving Credit and Security Agreement dated as of March 17, 2000 (as amended prior to the date hereof, the "Credit Agreement") among Belmar Capital Fund LLC (the "Borrower"), Corporate
Receivables Corporation, Citibank, N.A. (together with its successors and assigns, the "Secondary Lender") and Citicorp North America, Inc., as agent for the Lender and the Secondary Lender (the "Agent"). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The parties hereto agree that, effective as of the Amendment Effective Date, the definition "Total Commitment" set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the amount "$340,000,000" set forth therein, with the amount "$520,000,000".

     As used herein, the term "Amendment Effective Date" means the later to occur of (i) the date on which the Agent shall have executed and delivered one or more counterparts of this Agreement of Amendment and shall have received one or more counterparts of this Agreement of Amendment executed by each of the parties hereto, and (ii) the date on which the Agent shall have received certificates of a Secretary or Assistant Secretary of each of the Borrower, Eaton Vance Management and Boston Management and Research certifying as to (a) the resolutions of its Board of Directors or Board of Trustees, as applicable, approving this Agreement of Amendment, (b) that its representations and warranties set forth in the Program Documents will be true and correct on the Amendment Effective Date, and (c) immediately after the Amendment Effective Date no Default or Event of Default is continuing or will result therefrom.

     This Agreement of Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     THIS AGREEMENT OF AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.


CITICORP NORTH AMERICA, INC.,                  CITIBANK, N.A.,
as Agent                                       as Secondary Lender



By:/s/ Susan M. Olsen                          By: /s/ Susan M. Olsen
-----------------------------                  -----------------------------
Name: Susan M. Olsen                           Name:  Susan M. Olsen
Title:  Vice President                         Title:  Vice President



CORPORATE RECEIVABLES CORPORATION,             BELMAR CAPITAL FUND LLC,
as Lender                                      as Borrower

By:  Citicorp North America, Inc.,             By: Eaton Vance Management,
         its Managing Agent                     its Manager



By:  /s/ Susan M. Olsen                        By:  /s/ Thomas E. Faust Jr.
-----------------------------                  -------------------------------
Name: Susan M. Olsen                           Name:  Thomas E. Faust Jr.
Title:  Vice President                         Title:     Vice President



13620.134 #182985

                             AGREEMENT OF AMENDMENT


                                               Dated as of September 27, 2000


     Reference is made to that certain Revolving Credit and Security Agreement dated as of March 17, 2000 (as from time to time amended prior to the date hereof, the "Credit Agreement") among Belmar Capital Fund LLC (the "Borrower"), Corporate Receivables Corporation ("CRC"), Corporate Asset Funding Company, Inc., as an assignee of a portion of CRC's interests (together with CRC, the "Lenders"), Citibank, N.A. (together with its successors and assigns, the "Secondary Lender") and Citicorp North America, Inc., as agent for the Lenders and the Secondary Lender (the "Agent"). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The parties hereto agree that, effective as of the Amendment Effective Date, the definition "Total Commitment" set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the amount "$520,000,000" set forth therein, with the amount "$550,000,000".

     As used herein, the term "Amendment Effective Date" means the later to occur of (i) the date on which the Agent shall have executed and delivered one or more counterparts of this Agreement of Amendment and shall have received one or more counterparts of this Agreement of Amendment executed by each of the parties hereto, and (ii) the date on which the Agent shall have received certificates of a Secretary or Assistant Secretary of each of the Borrower, Eaton Vance Management and Boston Management and Research certifying as to (a) the resolutions of its Board of Directors or Board of Trustees, as applicable, approving this Agreement of Amendment, (b) that its representations and warranties set forth in the Program Documents will be true and correct on the Amendment Effective Date, and (c) immediately after the Amendment Effective Date no Default or Event of Default is continuing or will result therefrom.

     This Agreement of Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     THIS AGREEMENT OF AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.


CITICORP NORTH AMERICA, INC.,                   CITIBANK, N.A.,
as Agent                                         as Secondary Lender



By:  /s/ Susan M. Olsen                         By:  /s/ Susan M. Olsen
-------------------------------                 ----------------------------
Name:  Susan M. Olsen                            Name:  Susan M. Olsen
Title:  Vice President                           Title:  Vice President



CORPORATE RECEIVABLES CORPORATION,              BELMAR CAPITAL FUND LLC,
as Lender                                           as Borrower

By:  Citicorp North America, Inc.,              By: Eaton Vance Management,
         its Managing Agent                          its Manager



By:/s/ Susan M. Olsen                            By:  /s/ M. Katherine Kreider
--------------------------------                 ------------------------------
Name:  Susan M. Olsen                            Name:  M. Katherine Kreider
Title  Vice President                            Title:  Vice President



CORPORATE ASSET FUNDING COMPANY, INC.,
as Lender

By:  Citicorp North America, Inc.,
         its Managing Agent



By: /s/ Susan M. Olsen
--------------------------------
Name:  Susan M. Olsen
Title: Vice President




13620.134 #196005

                             AGREEMENT OF AMENDMENT

                                                Dated as of November 29, 2000


     Reference is made to that certain Revolving Credit and Security Agreement dated as of March 17, 2000 (as from time to time amended prior to the date hereof, the "Credit Agreement") among Belmar Capital Fund LLC (the "Borrower"), Corporate Receivables Corporation ("CRC"), Corporate Asset Funding Company, Inc., as an assignee of a portion of CRC's interests ("CAFCO", and together with CRC, the "Lenders"), Citibank, N.A. (together with its successors and assigns, the "Secondary Lender") and Citicorp North America, Inc., as agent for the Lenders and the Secondary Lender (the "Agent"). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The parties hereto agree that, effective as of the Amendment Effective Date, the definition "Total Commitment" set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the amount "$550,000,000" set forth therein, with the amount "$650,000,000".

     As used herein, the term "Amendment Effective Date" means the later to occur of (i) the date on which the Agent shall have executed and delivered one or more counterparts of this Agreement of Amendment and shall have received one or more counterparts of this Agreement of Amendment executed by each of the parties hereto, and (ii) the date on which the Agent shall have received certificates of a Secretary or Assistant Secretary of each of the Borrower, Eaton Vance Management and Boston Management and Research certifying as to (a) the resolutions of its Board of Directors or Board of Trustees, as applicable, approving this Agreement of Amendment, (b) that its representations and warranties set forth in the Program Documents will be true and correct on the Amendment Effective Date, and (c) immediately after the Amendment Effective Date no Default or Event of Default is continuing or will result therefrom.

     This Agreement of Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     THIS AGREEMENT OF AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.


CITICORP NORTH AMERICA, INC.,                  CITIBANK, N.A.,
as Agent                                       as Secondary Lender



By: /s/ Susan M. Olsen                      By:  /s/ Susan M. Olsen
----------------------------                ---------------------------
Name:  Susan M. Olsen                         Name:  Susan M. Olsen
Title:  Vice President                        Title:  Vice President



CORPORATE RECEIVABLES CORPORATION,          BELMAR CAPITAL FUND LLC,
as Lender                                     as Borrower

By:  Citicorp North America, Inc.,          By: Eaton Vance Management,
         its Managing Agent                        its Manager


By:  /s/ Susan M. Olsen                      By:  /s/ M. Katherine Kreider
---------------------------                  -------------------------------
Name:  Susan M. Olsen                          Name: M. Katherine Kreider
Title:  Vice President                         Title:  Vice President


CORPORATE ASSET FUNDING COMPANY, INC.,
as Lender

By:  Citicorp North America, Inc.,
         its Managing Agent



By: /s/ Susan M. Olsen
----------------------------
Name:  Susan M. Olsen
Title:  Vice President




13620.134 #209522v2

                             AGREEMENT OF AMENDMENT


                                                Dated as of February 22, 2001


     Reference is made to that certain Revolving Credit and Security Agreement dated as of March 17, 2000 (as from time to time amended prior to the date hereof, the "Credit Agreement") among Belmar Capital Fund LLC (the "Borrower"), Corporate Receivables Corporation ("CRC"), Corporate Asset Funding Company, Inc., as an assignee of a portion of CRC's interests ("CAFCO", and together with CRC, the "Lenders"), Citibank, N.A. (together with its successors and assigns, the "Secondary Lender") and Citicorp North America, Inc., as agent for the Lenders and the Secondary Lender (the "Agent"). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The parties hereto agree that, effective as of the Amendment Effective Date, the definition "Total Commitment" set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the amount "$650,000,000" set forth therein, with the amount "$700,000,000".

     The parties hereto agree that, effective as of the Amendment Effective Date, Section 6.01(r) of the Credit Agreement is hereby amended by replacing the word "exceed" set forth therein with the words "be less than".

     As used herein, the term "Amendment Effective Date" means the later to occur of (i) the date on which the Agent shall have executed and delivered one or more counterparts of this Agreement of Amendment and shall have received one or more counterparts of this Agreement of Amendment executed by each of the parties hereto, and (ii) the date on which the Agent shall have received certificates of a Secretary or Assistant Secretary of each of the Borrower, Eaton Vance Management and Boston Management and Research certifying as to (a) the resolutions of its Board of Directors or Board of Trustees, as applicable, approving this Agreement of Amendment, (b) that its representations and warranties set forth in the Program Documents will be true and correct on the Amendment Effective Date, and (c) immediately after the Amendment Effective Date no Default or Event of Default is continuing or will result therefrom.

     This Agreement of Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     THIS AGREEMENT OF AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.


CITICORP NORTH AMERICA, INC.,                  CITIBANK, N.A.,
as Agent                                       as Secondary Lender



By:  /s/ Susan M. Olsen                        By:  /s/ Susan M. Olsen
----------------------------                   ----------------------------
Name: Susan M. Olsen                            Name: Susan M. Olsen
Title:  Vice President                          Title:  Vice President



CORPORATE RECEIVABLES CORPORATION,             BELMAR CAPITAL FUND LLC,
as Lender                                      as Borrower

By:  Citicorp North America, Inc.,             By: Eaton Vance Management,
         its Managing Agent                        its Manager



By:  /s/ Susan M. Olsen                        By: /s/ Thomas E. Faust Jr.
-----------------------------                  -----------------------------
Name:                                          Name:  Thomas E. Faust Jr.
Title:                                         Title:  Executive Vice President


CORPORATE ASSET FUNDING COMPANY, INC.,
as Lender

By:  Citicorp North America, Inc.,
         its Managing Agent



By:  /s/ Susan M. Olsen
------------------------------
Name:  Susan M. Olsen
Title:  Vice President




13620.134 #224810

                             AGREEMENT OF AMENDMENT

                                                  Dated as of March 15, 2001


     Reference is made to that certain Revolving Credit and Security Agreement dated as of March 17, 2000 (as from time to time amended prior to the date hereof, the "Credit Agreement") among Belmar Capital Fund LLC (the "Borrower"), Corporate Receivables Corporation ("CRC"), Corporate Asset Funding Company, Inc., as an assignee of a portion of CRC's interests ("CAFCO", and together with CRC, the "Lenders"), Citibank, N.A. (together with its successors and assigns, the "Secondary Lender") and Citicorp North America, Inc., as agent for the Lenders and the Secondary Lender (the "Agent"). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The parties hereto agree that, effective as of the Amendment Effective Date, the definition "Lender Termination Date" set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the date "March 16, 2001" set forth therein, with the date "March 15, 2002".

     The parties hereto agree that, effective as of the Amendment Effective Date, the definition "Secondary Lender Stated Expiration Date" set forth in
Section 1.01 of the Credit Agreement is hereby amended by replacing the date "March 16, 2001" set forth therein, with the date "March 15, 2002".

     As used herein, the term "Amendment Effective Date" means the later to occur of (i) the date on which the Agent shall have executed and delivered one or more counterparts of this Agreement of Amendment and shall have received one or more counterparts of this Agreement of Amendment executed by each of the parties hereto, and (ii) the date on which the Agent shall have received certificates of a Secretary or Assistant Secretary of each of the Borrower, Eaton Vance Management and Boston Management and Research certifying as to (a) the resolutions of its Board of Directors or Board of Trustees, as applicable, approving this Agreement of Amendment, (b) that its representations and warranties set forth in the Program Documents will be true and correct on the Amendment Effective Date, and (c) immediately after the Amendment Effective Date no Default or Event of Default is continuing or will result therefrom.

     This Agreement of Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     THIS AGREEMENT OF AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.


CITICORP NORTH AMERICA, INC.,               CITIBANK, N.A.,
as Agent                                    as Secondary Lender



By: /s/ Kimberly Conyngham               By: /s/ Kimberly Conyngham
----------------------------             -----------------------------
Name: Kimberly Conyngham                 Name: Kimberly Conyngham
Title:  Vice President                   Title:  Vice President



CORPORATE RECEIVABLES CORPORATION,          BELMAR CAPITAL FUND LLC,
as Lender                                     as Borrower

By:  Citicorp North America, Inc.,          By: Eaton Vance Management,
         its Agent                             its Manager



By: /s/ Kimberly Conyngham               By: /s/ M. Katherine Kreider
-----------------------------            -----------------------------
Name: Kimberly Conyngham                 Name:  M. Katherine Kreider
Title:  Vice President                   Title:  Vice President

CORPORATE ASSET FUNDING COMPANY, INC.,
as Lender

By:  Citicorp North America, Inc.,
         its Agent



By: /s/ Kimberly Conyngham
------------------------------
Name: Kimberly Conyngham
Title: Vice President




13620.134 #236884